Exhibit 10.1

FOURTH AMENDMENT AND JOINDER TO CREDIT AGREEMENT
AND OTHER LOAN DOCUMENTS

This FOURTH AMENDMENT AND JOINDER TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), dated as of November 30, 2018, is among LANDEC CORPORATION, a Delaware corporation, as Borrower (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”) and, as of the Joinder Effective Time (as defined below), YUCATAN FOODS, L.P., a Delaware limited partnership (“Yucatan”), CAMDEN FRUIT CORP., a California corporation (“Camden”), TOLUCA GOURMET, INC., a California corporation (“Toluca”, together with Yucatan and Camden, “New Loan Parties” and each a “New Loan Party”). Unless otherwise specified herein, capitalized and/or initially capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as defined below), as amended hereby.

WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”);

WHEREAS, on the Initial Effective Date (as hereinafter defined), the Lenders extended credit to the Borrower consisting of (a) a term loan in the aggregate principal amount of $50,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

WHEREAS, the Borrower has requested that the Lenders extend additional credit to the Borrower consisting of (i) an additional term loan, which shall be added to, and become a part of, the Term Loan (as hereinafter defined), such that the aggregate principal amount of all Term Loans after giving effect to the additional term loan shall be $100,000,000 and (ii) an increase to the Revolving Commitment such that the aggregate amount of Revolving Commitments after giving effect to such increase shall be $105,000,000. The proceeds of the additional term loan and the loans made under the revolving credit facility shall be used to refinance existing Indebtedness, finance the Yucatan Acquisition (as hereinafter defined), for working capital and general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions, and to pay fees and expenses related to this Agreement and the other Loan Documents, in connection with any of the foregoing and in connection with any of the transactions contemplated hereby;

WHEREAS, the Borrower has requested certain amendments to the Original Credit Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions hereof, the Administrative Agent and the Lenders party hereto have agreed to amend the Original Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:

1.     Amendments to the Original Credit Agreement. Subject to the terms and conditions of this Amendment, the Original Credit Agreement, including the Exhibits and Schedules thereto, are hereby amended as follows (the “Credit Agreement”):

(a)     The Table of Contents of the Credit Agreement is hereby amended by deleting reference to “Schedule 5.16”.

(b)     Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Arranger” means JPMorgan Chase Bank, N.A., City National Bank and BMO Harris Bank N.A. in their capacities as joint bookrunners and joint lead arrangers hereunder.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Fourth Amendment Effective Date” has the meaning assigned to such term in the Preamble.

“Fourth Amendment Term Loan Increase” has the meaning assigned to such term in Section 2.01(b).

“Initial Effective Date” means September 23, 2016, which was the date on which the initial Loans were made.

“Initial Effective Date Term Loan” has the meaning assigned to such term in Section 2.01(b).

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).

“Maintenance Capital Expenditures” means 50% of depreciation of the Borrower and its Subsidiaries for the applicable period.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Yucatan” means Yucatan Foods, L.P, a Delaware limited partnership.

“Yucatan Acquisition” means the acquisition by Apio, Inc. of all of the outstanding Equity Interests of Yucatan pursuant to the Yucatan Purchase Agreement.

“Yucatan Purchase Agreement” means that certain Capital Contribution and Partnership Interest and Stock Purchase Agreement dated as of December 1, 2018, by and among Apio, Inc., a Delaware corporation, Yucatan, Camden Fruit Corp., a California corporation, each Equityholder (as defined therein) and Ardeshir Haerizadeh, in his capacity as the representative of the Equityholders.

(c)     Section 1.01 of Credit Agreement is hereby amended by amending and restating the following definitions set forth therein in their entirety to read as follows:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Initial Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Total Leverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the fiscal quarter of Borrower ending February 24, 2019, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 2:

Category	Total Leverage Ratio	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1	> 4.00 to 1.00	2.25%	3.25%	0.45%
Category 2	≤ 4.00 to 1.00 but > than 3.50 to 1.00	1.75%	2.75%	0.40%
Category 3	≤ 3.50 to 1.00 but > than 3.00 to 1.00	1.25%	2.25%	0.35%
Category 4	≤ 3.00 to 1.00 but > than 2.25 to 1.00	1.00%	2.00%	0.30%
Category 5	≤ 2.25 to 1.00 but > than 1.75 to 1.00	0.75%	1.75%	0.25%
Category 6	≤ 1.75 to 1.00 but > than 1.00 to 1.00	0.50%	1.50%	0.20%
Category 7	≤ 1.00 to 1.00	0.25%	1.25%	0.15%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower, based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, the Total Leverage Ratio shall be deemed to be in Category 1 during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) directors of the Borrower on the date of this Agreement nor (ii) nominated or appointed by the board of directors of the Borrower; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group; (d) the Borrower shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding voting Equity Interests of each of its Subsidiaries, on a fully diluted basis, except as permitted under Section 6.03(a); or (e) each other Loan Party shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding voting Equity Interests of each of its Subsidiaries (other than Apio Cooling, a California limited partnership, for which Apio, Inc., a Delaware corporation, shall cease to own at least 60% of the outstanding voting Equity Interests) on a fully diluted basis, except as permitted under Section 6.03(a).

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Commitments. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Earn-Out Obligations” means contingent payment obligations of the Borrower and its Subsidiaries approved by the Administrative Agent in respect of and in accordance with any one or more Permitted Acquisitions consummated after the Initial Effective Date.

“Earn-Out Subordination Agreement” means any subordination agreement executed by a holder of Earn-Out Obligations in favor of the Administrative Agent from time to time after the Initial Effective Date in form and substance and on terms and conditions satisfactory to the Administrative Agent.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense (less interest income) for such period, (ii) income tax expense for such period net of tax credits, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period and related tax effects, (v) the amount of any non-cash expense as a result of any grant of Equity Interests to employees, (vi) fees and expenses paid in connection with the Yucatan Acquisition and the Fourth Amendment and the other Loan Documents in an aggregate amount not to exceed $3,000,000, (vii) any other non-cash charges for such period, (viii) any unusual, extraordinary or one-time cash items, in an aggregate amount not to exceed (x) 25% of EBITDA for periods ending on or prior to May 26, 2019 and (y) 20% of EBITDA for periods ending thereafter, in each case, calculated prior to giving effect to this clause (viii), (ix) pro forma adjustments related to Yucatan earnings prior to the Fourth Amendment Effective Date in amounts equal to (x) $1,301,451 for the fiscal quarter ending May 26, 2018, (y) $208,496 for the fiscal quarter ending August 25, 2018 and (z) approximately $1,982,000 for the fiscal quarter ending November 27, 2018, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(vii) taken in a prior period, (ii) any net gains from the collection of life insurance proceeds, (iii) any aggregate net gain, but not any aggregate net loss, from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Borrower and its Subsidiaries and related tax effects and (iv) any extraordinary gains and any non-cash items of income (including without limitation, income arising from the cancellation of Indebtedness) for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus Maintenance Capital Expenditures to (b) Fixed Charges, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charges” means, for any period, without duplication, the sum of scheduled principal payments on Indebtedness actually made, plus cash Interest Expense, plus cash taxes paid, plus Restricted Payments paid, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that, for the calculation of Fixed Charges as of the last day of the fiscal quarters ending February 24, 2019, May 26, 2019 and August 25, 2019 for the period of four consecutive fiscal quarters then ending (a) Interest Expense shall be calculated for the period commencing on the Fourth Amendment Effective Date and ending on the last day of the relevant fiscal quarter multiplied by 4.0, 2.0 and 1.33, respectively, and (b) scheduled principal payments on the Term Loan shall be deemed to be $10,000,000.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Issuing Bank Sublimit” means, as of the Initial Effective Date and the Fourth Amendment Effective Date, (i) $10,000,000, in the case of Chase and (ii) such amount as shall be designated to the Administrative Agent and the Borrower in writing by an Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrower.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that, if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Initial Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Permitted Acquisition” means any Acquisition approved by the Required Lenders in their discretion.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any Subsidiary, other than dispositions described in Section 6.05(a);

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary;

(c) the issuance by the Borrower of any Equity Interests, or the receipt by the Borrower of any capital contribution, other than any issuance pursuant to the shelf registration of the Borrower as in effect on the Initial Effective Date; or

(d) the incurrence by any Loan Party or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Required Lenders” means, subject to Section 2.20, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders; provided further that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. On the Fourth Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $105,000,000.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lenders pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on the Commitment Schedule or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. As of the Fourth Amendment Effective Date, the aggregate amount of the Lenders’ Term Commitment is $100,000,000.

(d)     Section 1.01 of Credit Agreement is hereby amended by deleting the definitions of “Cal Ex” and “Effective Date” in their entirety.

(e)     Section 1.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 1.04. Accounting Terms; GAAP.

(a)     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (b) any obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing as of December 31, 2015 that are recharacterized and required to be capitalized on the balance sheet of the lessee due to a change in GAAP effective after December 31, 2015 shall not be treated as Capital Lease Obligations for any purpose under this Agreement, but instead shall be accounted for as if they were operating leases for all purposes under this Agreement as determined under GAAP as in effect on December 31, 2015.

(b)     Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.”

(f)     A new Section 1.05 is hereby added to the Credit Agreement to read as follows:

“SECTION 1.05 Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.”

(g)     Section 1.05 of the Credit Agreement is hereby renumbered as Section 1.06 and amended and restated in its entirety to read as follows:

“SECTION 1.06     Pro Forma Adjustments for Acquisitions and Dispositions. To the extent the Borrower or any Subsidiary makes any Permitted Acquisition or disposition of assets outside the ordinary course of business permitted by Section 6.05 during the period of four fiscal quarters of the Borrower most recently ended, the financial ratios (including those set forth in Section 6.12) and related definitions, as applicable, shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer), as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period.”

(h)     Section 2.01 of the Credit Agreement is hereby amended and restated to read as follows:

“2.01     Commitments.

(a)     Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10(a)) in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)     Each Term Lender made a Term Loan in dollars to the Borrower, on the Initial Effective Date, in an aggregate amount equal to $50,000,000.00 (the “Initial Effective Date Term Loan”). On the Fourth Amendment Effective Date, each Lender with an increased Term Commitment as of the Fourth Amendment Effective Date agrees, subject to the terms and conditions set forth herein, severally (and not jointly), to lend to Borrower in one draw its pro rata share of an additional term loan in the aggregate amount of $60,000,000 (the “Fourth Amendment Term Loan Increase”). The Fourth Amendment Term Loan Increase shall be advanced on a single borrowing on the Fourth Amendment Effective Date and shall be added to, and become part of, the Term Loan. After giving effect to the Fourth Amendment Term Loan Increase on the Fourth Amendment Effective Date, the parties hereto agree that the total outstanding principal of the Term Loan on the Fourth Amendment Effective Date is $100,000,000. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.”

(i)     Section 2.02(b) is hereby amended by replacing the reference to “Effective Date” with a reference to “Initial Effective Date”.

(j)     Section 2.05 of the Credit Agreement is hereby amended by deleting the following sentences: “Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.” and replacing it with “Each such notice shall be in a form approved by Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.”

(k)     Section 2.06(a) of the Credit Agreement is hereby amended by replacing each reference to “Effective Date” with “Initial Effective Date”.

(l)     Section 2.06(b) of the Credit Agreement is hereby amended by replacing the following sentence: “ If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a “Letter of Credit”.” with “In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using such bank’s standard form (each, a “Letter of Credit Agreement”).”

(m)     Section 2.06(f) of the Credit Agreement is hereby amended by adding “, any Letter of Credit Agreement” in clause (i) between “Letter of Credit Agreement” and “or this Agreement”.

(n)     A new clause (m) is hereby added to Section 2.06 of the Credit Agreement to read as follows:

“(m)      Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.”

(o)     Section 2.07(b) is hereby amended to delete reference to “Federal Funds Effective Rate” and replacing it with “NYFRB Rate”.

(p)     Section 2.09 (a) is hereby amended and restated in its entirety to read as follows:

“(a)     Unless previously terminated, (i) all Term Commitments shall terminate at 5:00 p.m., Chicago time, on the Fourth Amendment Effective Date and (ii) all the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.”

(q)     Section 2.09(e)(i) is hereby amended by replacing reference to “$25,000,000” with reference to “$10,000,000”.

(r)     Section 2.09(e)(ii) is hereby amended and restated in its entirety to read as follows:

“(ii) the Borrower may make a maximum of 1 such additional request after the Fourth Amendment Effective Date,”

(s)     Section 2.09(e)(iii) is hereby amended by replacing reference to “$75,000,000” with reference to “$10,000,000” .

(t)     Section 2.09(f) is hereby amended to replace reference to “Effective Date” to a reference to “Initial Effective Date”.

(u)     Section 2.10(b) is hereby amended and restated in its entirety to read as follows:

“(b)     The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender on each date set forth below the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.11(d) or 2.18(b)):

Date	Amount
March 1, 2019	$2,500,000
June 1, 2019	$2,500,000
September 1, 2019	$2,500,000
December 1, 2019	$2,500,000
March 1, 2020	$2,500,000
June 1, 2020	$2,500,000
September 1, 2020	$2,500,000
December 1, 2020	$2,500,000
March 1, 2021	$2,500,000
June 1, 2021	$2,500,000
September 1, 2021	$2,500,000
Term Maturity Date	The entire unpaid principal amount of all Term Loans

; provided if any date set forth above is not a Business Day, then payment shall be due and payable on the Business Day immediately preceding such date. To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrower on the Term Maturity Date.”

(v)     Section 2.11(c) is hereby amended and restated in its entirety to read as follows:

“(c)     In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received by any Loan Party or Subsidiary, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds; provided that, in the case of a sale or other disposition of the Windset Investment, (i) if the Total Leverage Ratio (calculated on a pro forma basis (x) as if such disposition was made on the first day of the fiscal quarter then last ended for which financial statements have been delivered and (y) without giving effect to any income from the Windset Investment for the period of four consecutive fiscal quarters then last ended for which financial statements have been delivered) is less than or equal to 3.00 to 1.0, the Borrower shall not be required to apply the Net Proceeds of such sale to prepay the Obligations and (ii) if the Total Leverage Ratio (calculated on a pro forma basis (x) as if such disposition was made on the first day of the fiscal quarter then last ended for which financial statements have been delivered and (y) without giving effect to any income from the Windset Investment for the period of four consecutive fiscal quarters then last ended for which financial statements have been delivered) is greater than 3.00 to 1.0, the Borrower shall be required to apply the Net Proceeds of such sale to prepay the Obligations until the pro forma Total Leverage Ratio is less than or equal to 3.00 to 1.0; provided further that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event” (other than a sale or other disposition of the Windset Investment), if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding Inventory) to be used in the business of the Loan Parties, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, provided that to the extent of any such Net Proceeds that have not been so applied by the end of such 180 day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied; provided further that the Borrower shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding Inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of $25,000,000.”

(w)     Sections 2.12(a) and 2.12(b) are hereby amended by replacing each reference to “Effective Date” with a reference to “Initial Effective Date”.

(x)     Section 2.14 is hereby amended and restated in its entirety as follows:

“SECTION 2.14      Alternate Rate of Interest; Illegality.

(a)     If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)     the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii)     the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)     If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower will also pay accrued interest on the amount so prepaid or converted.

(c)     If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

(y)     The title of Section 2.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2.17 Withholding Taxes; Gross-Up.”

(z)     Section 2.17(h) is hereby amended and restated in its entirety to read as follows:

“(h)     Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the payment in full of the Secured Obligations).”

(aa)     Section 2.18(e) is hereby amended by replacing the reference to “Federal Funds Effective Rate” with reference to “NYFRB Rate”.

(bb)     Section 2.19(b) is hereby amended by adding the following at the end of such clause to read as follows:

“Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.”

(cc)     Section 2.20 of the Credit Agreement is hereby amended by (i) adding a new clause (b) as written below and (ii) existing clauses (b), (c) and (d) are hereby renumbered as clauses (c), (d) and (e), respectively:

“(b)     any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;”

(dd)     Section 3.04(a) of the Credit Agreement is hereby amended by deleting the second reference to “May 29, 2016” and replacing it with “May 27, 2018”.

(ee)     Section 3.04(b) of the Credit Agreement is hereby amended by replacing reference to “May 29, 2016” with “May 27, 2018”.

(ff)     Section 3.11(a) of the Credit Agreement is hereby amended by replacing each reference to “Effective Date” with a reference to “Initial Effective Date”.

(gg)     A new Section 3.11(b) is hereby added to the Credit Agreement to read as follows:

“(b)     As of the Fourth Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Fourth Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.”

(hh)     Sections 3.13, 3.14 and 3.17 of the Credit Agreement are hereby amended to replace each reference to “Effective Date” with a reference to “Fourth Amendment Effective Date”.

(ii)     Section 3.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 3.18. Margin Regulations. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.”

(jj)     A new Section 3.24 of the Credit Agreement is hereby added to the Credit Agreement to read as follows:

“SECTION 3.24     Plan Assets; Prohibited Transactions. None of the Loan Parties or any of their Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.”

(kk)     Sections 4.01(c), 4.01(d), 4.01(e), 4.01(f), 4.01(j), 4.01(k) and 4.01(o) of the Credit Agreement are hereby amended to replace each reference to “Effective Date” with a reference to “Initial Effective Date”.

(ll)     The last sentence of Section 4.01 of the Credit Agreement is hereby amended to replace the reference to “Effective Date” with a reference to “Initial Effective Date”.

(mm)     Section 5.01(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h)     promptly following any request therefor, (x) such other information regarding the operations, material changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and”

(nn)     Section 5.02 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (e) thereof, (ii) deleting the “.” from the end of clause (f) thereof and substituting “; and” therefor and (iii) adding a new clause (g) at the end thereof to read as follows:

“(g)     any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.”

(oo)     Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows”

“SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted (it being acknowledged that such restriction shall not require such line of business to engage in business activities involving only produce).”

(pp)     Section 5.08(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)     The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

(qq)     Section 5.13 and Section 5.14 of the Credit Agreement are hereby amended to replace each reference to “Effective Date” with a reference to “ Initial Effective Date”.

(rr)     Section 5.16 of the Credit Agreement is hereby deleted in its entirety and replaced with “[Intentionally Omitted]”.

(ss)     Section 6.01(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)     Indebtedness of any Person that becomes a Subsidiary after the date hereof other than as a result of a Division; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i) together with any Refinance Indebtedness in respect thereof permitted by clause (f) above, shall not exceed $2,500,000 at any time outstanding;”

(tt)     Section 6.01(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(j)     Indebtedness of the Borrower secured solely by the Windset Investment; provided that (i) the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed $50,000,000 at any time outstanding, (ii) after giving effect to the incurrence of such Indebtedness, the Total Leverage Ratio shall not be greater than 3.00 to 1.0 and the Borrower shall be in compliance with each other financial covenant set forth in Section 6.12, in each case, calculated on a pro forma basis (x) as if such Indebtedness was incurred on the first day of the fiscal quarter then last ended for which financial statements have been delivered and (y) without giving effect to any income from the Windset Investment for the period of four consecutive fiscal quarters then last ended for which financial statements have been delivered, and (iii) such Indebtedness shall otherwise be on terms and subject to subordination provisions and/or agreement acceptable to the Administrative Agent in its sole discretion (provided that (x) a payment blockage period for Events of Default of not less than 120 days shall be acceptable to Administrative Agent (other than Events of Default under clauses (a), (b), (h), (i) and (j) of Article VII, which shall result in a permanent payment blockage) and (y) such subordination provisions or agreement shall allow the Borrower to liquidate the Windset Investment at any time and use the proceeds to repay such Indebtedness, and for the holder of such Indebtedness to foreclose on the Borrower’s Windset Investment (and apply any such proceeds thereof to such Indebtedness), but shall not allow such holder to foreclose on or to take any other enforcement actions or remedies against any other assets or property of the Borrower, any other Loan Party or any of their Subsidiaries or against the Borrower, any such Loan Party or any such Subsidiaries);”

(uu)     Section 6.01(k) of the Credit Agreement is hereby amended by removing the reference to “and” at the end of such clause.

(vv)     Section 6.03(a) of the Credit Agreement is hereby amended and restated to read as follows:

“(a)     No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary of the Borrower (or, in connection with a Permitted Acquisition, any other Person) may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) (or, in connection with a Permitted Acquisition, any other Person) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Loan Party, such surviving entity is a Loan Party or becomes a Loan Party concurrently with such merger and (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.”

(ww)     Section 6.03(c) of the Credit Agreement is hereby amended to replace reference to “Effective Date” with a reference to “ Initial Effective Date”.

(xx)     The lead-in of Section 6.04 of the Credit Agreement is hereby amended and restated to read as follows:

“SECTION 6.04     Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Initial Effective Date, or purchase, hold or acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger or Division) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:”

(yy)     Section 6.04(n) of the Credit Agreement is hereby amended by replacing each reference to “Effective Date” with a reference to “Initial Effective Date”.

(zz)     Section 6.05(g) of the Credit Agreement is hereby amended and restated to read as follows:

“(g)     sale or other disposition of the Windset Investment; provided that the proceeds of such sale or disposition are applied in accordance with Section 2.11(c), as applicable;”

(aaa)     Section 6.12(a) of the Credit Agreement is hereby amended by replacing reference to “November 27, 2016” with a reference to “February 24, 2018”.

(bbb)     Section 6.12(b) of the Credit Agreement is hereby amended and restated to read as follows:

“(b)     Maximum Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio, on the last day of any fiscal quarter ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Ratio
February 24, 2019	4.50 to 1.0
May 26, 2019	4.50 to 1.0
August 25, 2019	4.50 to 1.0
November 24, 2019	4.00 to 1.0
March 1, 2020	4.00 to 1.0
May 31, 2020	4.00 to 1.0
August 30, 2020	4.00 to 1.0
November 29, 2020	3.50 to 1.0
February 28, 2021	3.50 to 1.0
May 30, 2021	3.50 to 1.0
August 29, 2021 and the last day of each fiscal quarter ending thereafter	3.50 to 1.0”

(ccc)     Clause (d) of Article VII of the Credit Agreement is hereby amended and restated to read as follows:

“(d)     any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or 5.13 or in Article VI;”

(ddd)     Article VII of the Credit Agreement is hereby amended by adding a new clause (w) immediately following clause (v) thereof to read as follows:

“(w)     the “Closing” under and as defined in the Yucatan Purchase Agreement has not occurred pursuant to the Yucatan Purchase Agreement and related transaction documents on the forms certified to the Lenders on or prior to the Fourth Amendment Effective on or prior to one (1) day following the Fourth Amendment Effective Date;”

(eee)     The last paragraph of Article VII of the Credit Agreement is hereby amended and restated to read as follows:

“then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments (including the Swingline Commitment) shall automatically terminate and the principal of the Loans then outstanding, and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.”

(fff)     The title of Section 8.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 8.07. Acknowledgements of Lenders and Issuing Banks.”

(ggg)     Section 8.07 of the Credit Agreement is hereby amended by (i) adding a new clause (b) as written below and (ii) existing clause (b) is hereby renumbered as clause (c).

“(b)     Each Lender, by delivering its signature page to this Agreement on the Initial Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Initial Effective Date or the effective date of any such Assignment and Assumption or any other Loan document pursuant to which it shall have become a Lender hereunder.”

(hhh)     A new Section 8.11 is hereby added to the Credit Agreement to read as follows:

“SECTION 8.11. Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)     none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)     no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)     The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

(iii)     A new Section 8.12 is hereby added to the Credit Agreement to read as follows:

“SECTION 8.12. Flood Laws. Chase has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Chase, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Chase reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.”

(jjj)     Section 9.01(a)(i) is hereby amended and restated in its entirety to read as follows:

“(i)      if to any Loan Party, to it in care of the Borrower at:

Landec Corporation

5201 Great America Parkway, Ste. 232

Santa Clara, CA 95054

Attention: Gregory Skinner

Fax No: (650) 261-3616”

(kkk)   Section 9.01(a)(ii) is hereby amended and restated in its entirety to read as follows:

“JPMorgan Chase Bank, N.A.

Middle Market Servicing

10 South Dearborn St, Floor L2

Suite IL1-1145

Chicago, IL 60603-2300

Fax No: (888) 303-9732

Email: jpm.agency.servicing.1@jpmorgan.com

(lll)    Section 9.02(b) is hereby amended and restated in its entirety to read as follows:

“(b)     Subject to Section 2.14(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (F) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (G) permit any Loan Party to assign any of its rights under this Agreement or any other Loan Document without the written consent of each Lender (other than any Defaulting Lender), (H) release any Guarantor from its obligation under its Loan Guaranty or Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents, including, without limitation, pursuant to a transaction permitted under Section 6.05(g)), without the written consent of each Lender (other than any Defaulting Lender), or (I) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or the Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or the Issuing Bank, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Bank); provided further that no such agreement shall amend or modify the provisions of Section 2.07 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.”

(mmm)     The last paragraph of Section 9.04(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement and any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”

(nnn)     Section 9.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 9.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the Issuing Bank or such Affiliate shall notify the Borrower and the Administrative Agent of such setoff or application; provided that the failure to give or any delay in giving such notice shall not affect the validity of such setoff or application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.”

(ooo)     Section 9.17 of the Credit Agreement is hereby amended by replacing reference to “Federal Funds Effective Rate” to reference to “NYFRB Rate”.

(ppp)     A new Section 9.18 is hereby added to the Credit Agreement to read as follows:

“SECTION 9.18     No Fiduciary Duty, etc. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.”

(qqq)     The existing Section 9.18 of the Credit Agreement is hereby renumbered as Section 9.19 of the Credit Agreement.

(rrr)     The existing Section 9.19 of the Credit Agreement is hereby renumbered as Section 9.20 of the Credit Agreement and is amended and restated to read as follows:

“SECTION 9.20     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

(sss)     Section 10.10 of the Credit Agreement is hereby amended and restated to read as follows:

“SECTION 10.10     Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.”

(ttt)      The Commitment Schedule is hereby amended and restated in its entirety by the attached Annex A The Commitment Schedule.

(uuu)    Exhibit A of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

(vvv)    Exhibit B of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

(www)  Exhibit C-1 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C-1 hereto.

(xxx)     Exhibit C-2 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C-2 hereto.

(yyy)     Exhibit C-3 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C-3 hereto.

(zzz)      Exhibit C-4 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C-4 hereto.

(aaaa)    Exhibit D of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit D hereto.

(bbbb)   Exhibit E of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit E hereto.

(cccc)    Schedules 3.05 through 6.10 to the Credit Agreement are hereby amended and restated in their entireties as set forth on Exhibit F hereto.

2.         Subject to the terms and conditions of the Amendment, Exhibits A through I to the Security Agreement are hereby amended and restated in their entireties as set forth on Exhibit G hereto.

3.         New Loan Party Joinder.

(a)     Omnibus Joinder. Immediately following the occurrence of the “Closing” under and as defined in the Yucatan Purchase Agreement (the “Joinder Effective Time”), each New Loan Party hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such New Loan Party will be deemed to be (i) a Loan Party for all purposes under the Credit Agreement and each other Loan Document, (ii) a Loan Guarantor for all purposes under the Credit Agreement and (iii) a Grantor for all purposes under the Security Agreement, and shall have all of the obligations of a Loan Party, a Loan Guarantor and a Grantor under each Loan Document as if it had executed such Loan Document directly. Each New Loan Party hereby ratifies, as of the Joinder Effective Time, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and each other Loan Document, including without limitation (x) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement and in each of the other Loan Documents, (y) all of the covenants set forth in Articles V and VI of the Credit Agreement and in each of the other Loan Documents and (z) all of the guaranty obligations set forth in Article X of the Credit Agreement.

(b)     Guaranty. As of the Joinder Effective Time, without limiting the generality of the foregoing terms of Section 2(a), each New Loan Party, subject to the limitations set forth in Section 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), each New Loan Party will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(c)     Security Grant; Further Assurances; Filing Authorization. As of the Joinder Effective Time, (i) without limiting the generality of the foregoing terms of Section 2(a), each New Loan Party hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such New Loan Party’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations; (ii) each New Loan Party shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against such New Loan Party’s Collateral, including, without limitation, delivering all certificated Pledged Collateral (as defined in the Security Agreement) to the Administrative Agent (and other Collateral required to be delivered under the Security Agreement), and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated Pledged Collateral; and (iii) each New Loan Party hereby authorizes the Administrative Agent to file all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first priority (subject to Liens permitted under Section 6.02 of the Credit Agreement which have priority as a matter of law) perfected security interest in and, if applicable, Control of, the Collateral owned by such New Loan Party. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may indicate each applicable New Loan Party’s Collateral as all assets of such New Loan Party, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction.

4.     Reallocation of Commitments. On the Fourth Amendment Effective Date, each Lender under the Original Credit Agreement that has a “Commitment” thereunder shall severally sell, assign and transfer, or purchase and assume, as the case may be, and receive payments from, or shall make payments to, the Administrative Agent such that after giving effect to all such assignments and purchases the Commitments will be held by the Lenders under the Credit Agreement as amended by this Amendment and each such Lender shall have funded its portion of its Commitment on the Fourth Amendment Effective Date. On the Fourth Amendment Effective Date, all outstanding “Commitments,” “Loans” and other outstanding advances under the Original Credit Agreement shall be reallocated among the Lenders under the Credit Agreement as amended by this Amendment in accordance with such Lenders’ respective revised Applicable Percentages. The assignments and purchases provided for in this Section 4 shall be without recourse, warranty or representation. The purchase price for each such assignment and purchase shall equal the principal amount of the Loan purchased and shall be payable to Administrative Agent for distribution to the Lenders.

5.     Conditions Precedent to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in case in form and substance reasonably satisfactory to Administrative Agent:

(a)     The Administrative Agent shall have received a fully executed copy of this Amendment;

(b)     The Administrative Agent shall have received certified copies of the Capital Contribution and Partnership Interest and Stock Purchase Agreement evidencing the Yucatan Acquisition and each other agreement, instrument, document and certificate related thereto;

(c)     The Administrative Agent shall have received copies of all reasonably requested business and financial information, including a pro forma statement of profits and losses;

(d)     The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the date hereof and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization;

(e)     The Administrative Agent shall have received (x) a certificate, signed by the chief financial officer of the Borrower and each other Loan Party, dated as of the Fourth Amendment Effective Date (i) stating that no Default or Event of Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date, and (iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent and (y) a certificate signed by a Financial Officer dated the Fourth Amendment Effective Date stating that each Loan Party is in compliance with the solvency representation set forth in Section 3.13 of the Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent;

(f)     The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and such other jurisdictions as it may have requested, and such search shall reveal no Liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 of the Credit Agreement or discharged on or prior to date hereof pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent;

(g)     The Administrative Agent shall have received a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent and the Lenders consistent with the opinion letter delivered on the Initial Effective Date and in form and substance reasonably acceptable to the Administrative Agent and its counsel;

(h)     Before and after giving effect to the Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as if made on the Fourth Amendment Date (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respect or in all respects, as applicable, as of that earlier date);

(i)     The Administrative Agent shall have received the certificates representing the Equity Interests of each of Toluca and Camden pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;

(j)     Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 to the Credit Agreement), shall be in proper form for filing, registration or recordation;

(k)     to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Fourth Amendment Effective Date, any Lender that has requested a Beneficial Ownership Certification from the Borrower shall have received such Beneficial Ownership Certification;

(l)     The Administrative Agent shall have received the fees provided in Section 6 of this Amendment;

(m)     No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment or would result from the making of the Loans to be made on the Fourth Amendment Date;

(n)     No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect; and

(o)     The Administrative Agent shall have received such other documents and taken such other actions as the Administrative Agent or its counsel may have reasonably requested (including, without limitation, any such documents, instruments and items set forth on that closing checklist last delivered to the Borrower by the Administrative Agent).

6.     Post-Closing Matters. The New Loan Parties shall execute and deliver (or cause to be executed and delivered) the following documents, and comply with the following requirements, in each case within the time limits specified (as may be extended by Administrative Agent in its sole discretion):

(a)     On or prior to the date which is 15 days following the Fourth Amendment Effective Date, the New Loan Parties will deliver to Administrative Agent satisfactory property and liability insurance certificates indicating that the New Loan Parties have been added.

(b)     On or prior to the date which is 60 days following the Fourth Amendment Effective Date, the New Loan Parties will deliver to Administrative Agent each Collateral Access Agreement required to be provided pursuant to Section 4.13 of the Security Agreement.

(c)     On or prior to the date which is 180 days following the Fourth Amendment Effective Date, the New Loan Parties will either (i) deliver to Administrative Agent each deposit account control agreement required to be provided pursuant to Section 4.14 of the Security Agreement or (ii) maintain one or more of the Administrative Agent or the Lenders as its principal depository bank pursuant to Section 5.13 of the Credit Agreement.

7.     Fees and Expenses.      The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with this Amendment, including, but not limited to, reasonable legal fees and expenses in connection with the preparation, negotiation, execution, closing, delivery and administration of this Amendment.

8.     Representations and Warranties. Each Loan Party jointly and severally represents and warrants to the Administrative Agent and the Lenders that (a) such Loan Party has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder, (b) no Default or Event of Default exists either before or after giving effect to this Amendment, (c) this Amendment and the Loan Documents to which such Loan Party is a party, as amended hereby, constitute the legal, valid and binding obligations of each such Loan Party and are enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by debtor relief laws and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (d) all Liens created under the Loan Documents continue to be first priority, perfected Liens (subject only to Permitted Encumbrances) and (e) all representations and warranties of each Loan Party contained in the Credit Agreement and all other Loan Documents to which such Loan Party is a party, as amended or otherwise modified, are true and correct as of the date hereof (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date).

9.     Ratification. Except as expressly modified in this Amendment, all of the terms, provisions and conditions of the Credit Agreement and the other Loan Documents to which a Loan Party is a party, as heretofore amended, shall remain unchanged and in full force and effect and the Credit Agreement and each other Loan Document to which a Loan Party is a party are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. This Amendment shall not constitute a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.

10.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

11.     FORUM SELECTION AND CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH LOAN PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

12.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

13.     RELEASE.

(a)     EACH LOAN PARTY ACKNOWLEDGES THAT ADMINISTRATIVE AGENT AND EACH LENDER WOULD NOT ENTER INTO THIS AMENDMENT WITHOUT SUCH LOAN PARTY’S ASSURANCE HEREUNDER. EXCEPT FOR THE OBLIGATIONS ARISING HEREAFTER UNDER THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS, ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES, EACH LOAN PARTY HEREBY ABSOLUTELY DISCHARGES AND RELEASES ADMINISTRATIVE AGENT AND EACH LENDER, ANY PERSON THAT HAS OBTAINED ANY INTEREST FROM ADMINISTRATIVE AGENT OR ANY LENDER UNDER ANY LOAN DOCUMENT AND EACH OF ADMINISTRATIVE AGENT’S AND EACH LENDER’S FORMER AND PRESENT PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS, ASSIGNEES, AFFILIATES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE “RELEASEES”) FROM ANY KNOWN OR UNKNOWN CLAIMS WHICH ANY LOAN PARTY OR ANY OF ITS SUBSIDIARIES NOW HAS AGAINST LENDER OR ANY OTHER RELEASEE OF ANY NATURE ARISING OUT OF OR RELATED TO THE BORROWERS OR ANY OF THEIR SUBSIDIARIES, ANY DEALINGS WITH SUCH LOAN PARTY OR ANY OF ITS SUBSIDIARIES, ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTIONS PURSUANT THERETO OR CONTEMPLATED THEREBY, THE COLLATERAL (OR ANY OTHER COLLATERAL OF ANY PERSON THAT PREVIOUSLY SECURED OR NOW OR HEREAFTER SECURES ANY OF THE OBLIGATIONS), OR ANY NEGOTIATIONS FOR ANY MODIFICATIONS TO OR FORBEARANCE OR CONCESSIONS WITH RESPECT TO ANY OF THE LOAN DOCUMENTS, IN EACH CASE INCLUDING ANY CLAIMS THAT SUCH LOAN PARTY OR ANY OF ITS SUBSIDIARIES, SUCCESSORS, COUNSEL AND ADVISORS MAY IN THE FUTURE DISCOVER THEY WOULD HAVE NOW HAD IF THEY HAD KNOWN FACTS NOT NOW KNOWN TO THEM, AND IN EACH CASE WHETHER FOUNDED IN CONTRACT, IN TORT OR PURSUANT TO ANY OTHER THEORY OF LIABILITY.

(b)     Each Loan Party warrants, represents and agrees that it is fully aware of California Civil Code Section 1542, which provides as follows:

SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Loan Parties each hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the claims being released pursuant to Section 13(a), and the Loan Parties each hereby agree and acknowledge that this is an essential term of the releases set forth in Section 13(a). In connection with such releases, the Loan Parties each acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the claims being released pursuant to Section 13(a). Nevertheless, it is the intention of the Borrowers and the other Loan Parties in executing this Amendment to fully, finally and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting claims released pursuant to Section 13(a). Each Releasee, to the extent not a party hereto, shall be an express third-party beneficiary of this Amendment for purposes of this Section 13 and shall be entitled to enforce the provisions hereof as if it were a party hereto.

14.     Miscellaneous.

(a)     Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents (as amended hereby), constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)     Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. All rights, remedies and powers provided in this Amendment may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Amendment are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Amendment invalid or unenforceable.

(c)     Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d)     Incorporation. All references to the Credit Agreement in any Loan Document shall mean the Credit Agreement as hereby modified. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(e)     No Prejudice: No Impairment. This Amendment shall not prejudice any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or other Loan Documents as hereby amended. The Administrative Agent and the Lenders reserve, without limitation, all rights which they have against any Loan Party or endorser of the Obligations.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment and Joinder to Credit Agreement and Other Loan Documents to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

LANDEC CORPORATION

By:	/s/ Gregory Skinner
Name:	Gregory Skinner
Title:	Chief Financial Officer

Signature Page to Fourth Amendment and Joinder to Credit Agreement
and Other Loan Documents

Other Loan Parties:

APIO, INC. LIFECORE BIOMEDICAL, INC. LIFECORE BIOMEDICAL, LLC GREENLINE LOGISTICS, INC.

By:	/s/ Gregory Skinner
Name:	Gregory Skinner
Title:	Vice President

Signature Page to Fourth Amendment and Joinder to Credit Agreement
and Other Loan Documents

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Peter M. Jaeschke
Name:	Peter M. Jaeschke
Title:	Executive Director

Signature Page to Fourth Amendment and Joinder to Credit Agreement
and Other Loan Documents

BMO HARRIS BANK N. A., as Lender

By:	/s/ C. Scott Place
Name:	C. Scott Place
Title:	Director

Signature Page to Fourth Amendment and Joinder to Credit Agreement
and Other Loan Documents

CITY NATIONAL BANK, as Lender

By:	/s/ Theresa Wong
Name:	Theresa Wong
Title:	Vice President

Signature Page to Fourth Amendment and Joinder to Credit Agreement
and Other Loan Documents

IN WITNESS WHEREOF, the New Loan Parties have caused this Fourth Amendment and Joinder to Credit Agreement and Other Loan Documents to be duly executed by their respective authorized officers as of the Joinder Effective Time.

New Loan Parties:

YUCATAN FOODS, L.P.

By:	/s/ Gregory Skinner
Name:	Gregory Skinner
Title:	Vice President

CAMDEN FRUIT CORP.

By:	/s/ Gregory Skinner
Name:	Gregory Skinner
Title:	Vice President

TOLUCA GOURMET, INC.

By:	/s/ Gregory Skinner
Name:	Gregory Skinner
Title:	Vice President

Signature Page to Fourth Amendment and Joinder to Credit Agreement
and Other Loan Documents

COMMITMENT SCHEDULE

Lender	Revolving Commitment	Term Commitment	Swingline Commitment	Commitment
JPMorgan Chase Bank, N.A.	$35,853,658.54	$34,146,341.46	$5,000,000.00	$70,000,000.00
BMO Harris Bank N.A.	$35,853,658.54	$34,146,341.46	--	$70,000,000.00
City National Bank	$33,292,682.92	$31,707,317.08	--	$65,000,000.00
Total	$105,000,000.00	$100,000,000.00	$5,000,000.00	$205,000,000.00

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

1.     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

2.     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.     Assignor:     ______________________________

2.     Assignee:     ______________________________

 [and is an Affiliate/Approved Fund of [identify Lender]1]

3.     Borrower:     ______________________________

4.     Administrative Agent:     ______________________,

as the administrative agent under the Credit Agreement

5.     Credit Agreement:     The Credit Agreement dated as of September 23, 2016 among Landec Corporation, a Delaware corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto

1  Select as applicable.

6.     Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

Name:____________________________

Title:_____________________________

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________

Name:___________________________

Title:_____________________________

2   Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term Commitment,” etc.)

3   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent[, Issuing Bank and Swingline Lender]

By:________________________________

Name:______________________________

Title:_______________________________

[Consented to:]5

[NAME OF RELEVANT PARTY]

By:________________________________

Name:______________________________

Title:_______________________________

4   To be added only if the consent of the Administrative Agent, Issuing Bank and/or Swingline Lender, as applicable, is required by the terms of the Credit Agreement.

5   To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1 to
ASSIGNMENT AND ASSUMPTION

LANDEC CORPORATION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any Subsidiary or Affiliate or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or any other Loan Document or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any Subsidiary or Affiliate, or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under any applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature (as defined in the Credit Agreement) or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System (as defined in the Credit Agreement) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF]

BORROWING NOTICE
LANDEC CORPORATION

Borrowing Request	Date: [6]

JPMorgan Chase Bank, N.A.

Middle Market Servicing

10 South Dearborn, Floor L2

Suite IL1-1145

Chicago, IL, 60603-2300

Attention: ___________________

Fax No: (312) ___________

Ladies and Gentlemen:

This Borrowing Request is furnished pursuant to Section 2.03 of that certain Credit Agreement dated as of September 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Landec Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Borrowing Request have the meanings ascribed thereto in the Credit Agreement. The Borrower represents that, as of the date of this Borrowing Request and the date of the proposed Borrowing set forth below, each of the conditions precedent set forth in Section 4.02 of the Credit Agreement have been satisfied.

The Borrower hereby notifies the Administrative Agent of its request for the following Borrowing:

(1)     The Borrowing shall be a ___ Revolving Borrowing OR ___ Term Loan Borrowing

(2)     Aggregate Amount of the Revolving Borrowing: $__________________

(3)     Aggregate Amount of the Term Loan Borrowing: $__________________

(4)     Date of the proposed Borrowing (must be a Business Day): ____________________

(5)     The Borrowing shall be a ___ ABR Borrowing OR ___ Eurodollar Borrowing

(6)     If a Eurodollar Borrowing, the duration of Interest Period:

One Month      __________     Three Months     __________

Six Months     __________

The Borrower hereby instructs the Administrative Agent to disburse by wire transfer or internal transfer, as the case may be, on the date of the proposed Borrowing set forth above the proceeds of the Borrowings pursuant to the instructions set forth on Annex 1 hereto. The proceeds of such Borrowings shall constitute Loans under the Credit Agreement and the Borrower hereby agrees that by making the disbursements set forth on Annex 1, it will have the same effect as if such proceeds were transferred directly to the Borrower.

6  This Borrowing Request is to be delivered (a) in the case of a Eurodollar Borrowing, not later than noon, Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., Chicago time, on the date of the proposed Borrowing.

LANDEC CORPORATION

By:
Name:
Title:

ANNEX 1 to
BORROWING NOTICE

[Wiring instructions to be attached]

EXHIBIT C-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Landec Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________
Name:_______________________
Title:________________________

Date: ________ __, 20[ ]

EXHIBIT C-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Landec Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________
Name:_______________________
Title:________________________

Date: ________ __, 20[ ]

EXHIBIT C-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Landec Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________
Name:_______________________
Title:________________________

Date: ________ __, 20[ ]

EXHIBIT C-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Landec Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________
Name:_______________________
Title:________________________
Date: ________ __, 20[ ]

EXHIBIT D

COMPLIANCE CERTIFICATE

To:	The Lenders party to the Credit Agreement described below

This Compliance Certificate (“Certificate”), for the period ended _____________, 20__, is furnished pursuant to that certain Credit Agreement dated as of September 23, 2016 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Landec Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders and as the Issuing Bank and Swingline Lender. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE BORROWER (AND NOT IN HIS OR HER INDIVIDUAL CAPACITY) THAT:

1.     I am the ______________ of the Borrower and I am authorized to deliver this Certificate on behalf of the Borrower and its Subsidiaries;

2.     I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the compliance of the Borrower and its Subsidiaries with the Agreement during the accounting period covered by the attached financial statements (the “Relevant Period”);

3.     The attached financial statements of the Borrower and, as applicable, its Subsidiaries and/or Affiliates for the Relevant Period: (a) have been prepared on an accounting basis (the “Accounting Method”) consistent with the requirements of the Agreement and, except as may have been otherwise expressly agreed to in the Agreement, in accordance with GAAP consistently applied, and (b) to the extent that the attached are not the Borrower’s annual fiscal year end statements, are subject to normal year-end audit adjustments and the absence of footnotes;

4.     The examinations described in paragraph 2 did not disclose and I have no knowledge of, except as set forth below, (a) the existence of any condition or event which constitutes a Default or an Event of Default under the Agreement or any other Loan Document during or at the end of the Relevant Period or as of the date of this Certificate or (b) any change in the Accounting Method or in the application thereof that has occurred since the date of the annual financial statements delivered to the Administrative Agent in connection with the closing of the Agreement or subsequently delivered as required in the Agreement;

5.     I hereby certify that, except as set forth below, no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) its principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement;

6.     The representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct as of the date hereof, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case it is true and correct only as of such earlier date;

7.     Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

8.     Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this Certificate is delivered.

Described below are the exceptions, if any, referred to in paragraph 4 hereof by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) change in the Accounting Method or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of ,.

LANDEC CORPORATION

By:
Name:
Title:

Schedule I to Compliance Certificate

Compliance as of _________, ____ with
Provisions of Sections 6.12(a) and (b) of the Agreement

Schedule II to Compliance Certificate

Borrower’s Applicable Rate Calculation

EXHIBIT E

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________, 20___, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement dated as of September 23, 2016 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among Landec Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows:

1.     The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, *[and]* (b) all of the covenants set forth in Articles V and VI of the Credit Agreement *[and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]* *[The New Subsidiary has delivered to the Administrative Agent an executed Obligation Guaranty.]*

2.     If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.     The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4.     The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

6.     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:

Name:

Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:

Title:

EXHIBIT F

SCHEDULES TO CREDIT AGREEMENT

Schedule 3.05 – Properties, etc.

Loan Party	Address	Indicate if Owned, Leased	Name and Address of Owner (if leased)
Landec Corporation	3603 Haven Avenue Menlo Park, CA 94025	Leased	B.I.G. Sunny-Park, LLC. Mailing address is c/o Brown & Kauffman Associates 1733 Woodside Road, Suite 360, Redwood City, CA 94061
Lifecore Biomedical, Inc.	3515 Lyman Boulevard Chaska, MN 55318	Owned	N/A
Lifecore Biomedical, LLC	3515 Lyman Boulevard Chaska, MN 55318	Owned	N/A
Lifecore Biomedical, LLC	1245 Lakeview Drive Chaska, MN 55318	Leased	1245 LLP 8821 Sunset Trail Chanhassen, MN 55317
Apio, Inc.	4575 W. Main Street, Guadalupe, CA 93434	Owned	N/A
Apio Cooling A California Limited Partnership	4595 W. Main Street, Guadalupe, CA 93434	Owned	N/A
Apio, Inc.	corner of 4th Street and Obispo Street, Guadalupe, CA 93434	Leased	Lupe’s Company P.O. Box 668 Guadalupe, CA 93434
Apio, Inc.	12700 S Dixie Highway, Bowling Green, OH 43402	Owned	N/A
GreenLine Logistics, Inc.	11 Stone Castle Rd., Rock Tavern, NY 12575	Leased	Leroy Holding Company, Inc. 26 Main Street Rock Tavern, NY 12204
Apio, Inc.	26 Industrial Drive Hanover, PA 17331	Owned	N/A
Apio, Inc.	9095 17th Place Vero Beach, FL 32966	Leased	GreenLine Florida Properties, LLC. 519 W. Wooster Street Bowling Green, OH 43402
GreenLine Logistics, Inc.	205 Bryant Blvd Rock Hill, SC 29732	Owned	N/A
Apio, Inc.	P-501 Road 2 McClure, OH 43534	Leased	GreenLine Farms, LLC. 519 W. Wooster Street Bowling Green, OH 43402
Apio, Inc.	4719 W. Main Street, Guadalupe, CA 93434	Leased	Lupe’s Company P.O. Box 668 Guadalupe, CA 93434
Apio, Inc.	4721 W. Main Street, Guadalupe, CA 93434	Leased	Lupe’s Company P.O. Box 668 Guadalupe, CA 93434
Cal Ex Trading Company	290 Station Way, Suite B, Arroyo Grande, CA 93420	Leased	Nipomo Property Management 185 W. Tefft Street Nipomo, CA 93444

INTELLECTUAL PROPERTY

Patents

Name of Owner	US Patent #	Title	Filing Date	Issue date
Landec Corporation	6,376,032	Gas Perm. Membrane	12/5/96	4/23/02
Landec Corporation	6,548,132	Pkg Biol Mat.	7/23/98	4/15/03
Apio, Inc.	D482,280	Party Tray Cover	8/16/02	11/18/03
Apio, Inc.	7,083,818	Party Tray	8/16/02	8/1/06
Landec Corporation	7,169,451	Gas Perm Memb	10/12/01	1/30/07
Apio, Inc.	7,329,452	Gas Perm Memb	12/19/03	2/12/08
Apio, Inc.	7,601,374	Pkg Resp Bio.	11/20/01	10/13/09
Landec Corporation	8,092,848	Pkg resp Biol	9/3/09	1/10/12
Apio, Inc.	8,110,232	Pkg Bananas	5/15/01	2/7/12
Apio, Inc.	8,828,463	Pkg Resp Bio materials	5/26/00	9/9/14
Apio, Inc.	9,034,405	Comb Atmos Cont Members	7/28/05	5/19/15
Apio, Inc.	9,034,408	Packaging	1/28/04	5/19/15
Apio, Inc.	9,185,920	Atmos Control Biol mat	1/23/13	11/17/15

Name of Owner	US Patent #	Title	Filing Date	Issue date
Landec Corporation	6,199,318	Aq. Emulsions	12/12/96	3/13/01
Landec Corporation	6,540,984*	Aq. Emulsions	12/12/96	4/1/03
Landec Corporation	7,182,951	Select. Treat. Seeds	1/29/02	2/27/07

* = patent list in multiple locations

Name of Owner	US Patent #	Title	Filing Date	Issue date
Landec Corporation	6,224,793	Encap active ag	4/27/99	5/1/01
Landec Corporation	6,255,367	Poly Mod. Ag.	3/7/95	7/3/01
Landec Corporation	6,831,116	Poly Mod. Ag.	3/7/95	12/14/04

Name of Owner	US Patent #	Title	Filing Date	Issue date
Landec Corporation	6,540,984*	Aq. Emulsions	12/12/96	4/1/03
Landec Corporation	6,989,417	Poly Thicken.	9/17/99	1/24/06
Landec Corporation	7,175,832	Aq. Emulsions	12/12/97	2/13/07
Landec Corporation	7,449,511	Poly Thicken	8/8/05	11/11/08
Apio, Inc.	9,185,920	Aq Disp Cryst Poly & Uses	12/12/06	2/16/16

* = patent listed in multiple locations

Name of Owner	US Patent #	Title	Filing Date	Issue date
Landec Corporation	8,114,883	Del of Bioactive	12/4/07	2/14/12
Landec Corporation	8,399,007	Method of Form Cont rel Pharm	12/5/06	3/19/13
Landec Corporation	8,524,259	Systems & methods for del of mat’ls	12/3/08	9/3/13
Landec Corporation	8,529,922	Systems &methods for del of mat’ls	2/14/12	9/10/13
Landec Corporation	8,956,602	Del of Drugs	12/5/06	2/17/15

Name of Owner	US Patent #	Title	Filing Date	Issue date
Landec Corporation	7,291,389	Article w/shape	2/13/03	11/6/07
Landec Corporation	8,911,861	Thermo Indicate	12/11/08	12/16/14

Other Patents and Applications

Name of Owner	US Patent #	Title	Filing Date	Issue date
Landec Corporation	U.S. Application No. 15/097,987	Thermochromic Indicators	04/13/2016	-
Landec Corporation	U.S. Application No. 14/571,256	Thermochromic Indicators	12/15/2014	-
Landec Corporation	U.S. Application No. 13/566,056	Ionic/Ionogenic Comb Copolymer Compositions And Personal Care Products Containing THE SAME	08/03/2012	-
Landec Corporation	U.S. Application No. 13/035,383	Cationic/Cationogenic Comb Copolymer Compositions and Personal Care Products Containing the Same	02/25/2011	-
Landec Corporation	7,101,928	Polymeric Thickeners For Oil-Continig Compositions	09/17/1999	09/05/2006
Apio, Inc.	U.S. Patent Application No. 14/943,022	Atmosphere Control Around Respiring Biological Materials	11/16/2015	-
Apio, Inc.	U.S. Patent Application No. 14/480,625	Packaging and Methods of Use For Respiring Biological Materials	09/08/2014	12/25/2014
Landec Corporation	US Application No. 14/210,149	Compositions and Methods for the Controlled Release of Active Ingredients	03/13/2014	-

Trademarks

Mark	Country	Status	App No	App Date	Reg No	Reg Date	Goods/Services	Class	Owner Name
CORGEL	United States Of America	Registered/Granted	77/941,188	2/22/2010	3,856,330	10/5/2010	Reagent kits containing hyaluronan derivatives for laboratory or research use in Int. Class 01	01	Lifecore Biomedical, LLC
LIFECORE	Canada	Registered/Granted	752496	4/18/1994	TMA453046	1/26/1996

Medical instruments for ophthalmic, orthopedic and dental surgery; namely, surgical instruments, prosthetics, attachments and accessories therefor in Int. Class GDS 1; Pharmaceutical preparations which incorporate or otherwise include hyaluronic acid, its salts, or derivatives thereof, for use in eye surgery, soft tissue repair, medical product, namely, dental implants and implant material for dental, craniofacial and orthopedic use which incorporates or otherwise includes hydroxyapatite, and/or other synthetic bone graft substitutes in Int. Class GDS 2;Cosmetic grade hyaluronic acid and its sodium salts for use in the manufacture of cosmetics in Int. Class GDS 3

								Gds 1; Gds 2; Gds 3	Lifecore Biomedical, LLC
LIFECORE	France	Registered/Granted	94517173	4/25/1994	94517173	10/14/1994

Hyaluronic acid quality cosmetic and their salts sodium for using in manufacture of cosmetic in Int. Class 01;Pharmaceutical preparations containing hyaluronic acid, their salts or their derivatives for using in eye surgery, in repair of flexible tissue, and as delivery vehicles for medicines; medical products, cranio facial and orthopedic use containing hydroxylapatite and/or other substitutes synethetic grafts osseous in Int. Class 05

								01; 05	Lifecore Biomedical, LLC
LIFECORE	Italy	Registered/Granted	302014902260564	5/16/1994	1605178	10/7/1996

Hyaluronic acid quality cosmetic and their salts sodium for using in manufacture of cosmetics in Int. Class 01;Pharmaceutical preparations containing hyaluronic acid, their salts or their derivatives for using in eye surgery, in repair of flexible tissue, and as delivery vehicles for medicines; medical products, cranio facial and orthopedic use containing hydroxylapatite and/or other substitutes synethetic grafts osseous in Int. Class 05

								01; 05	Lifecore Biomedical, LLC
LIFECORE	United States Of America	Registered/Granted	76/489,693	2/14/2003	2,939,113	4/12/2005	Pharmaceutical preparations containing hyaluronic acid, its salts or its derivative for use in eye surgery, repair of flexible tissue, and injectable drug delivery formulations used as a facilitating agent for other pharmaceuticals in Int. Class 05	05	Lifecore Biomedical, LLC

LIFECORE	United States Of America	Registered/Granted	73/647,089	3/2/1987	1,488,016	5/17/1988	Hyaluronic acid and the sodium salt therefrom sold as a raw chemical for use in manufacturing processes such as for use in compounding pharmaceuticals or cosmetics in Int. Class 01	01	Lifecore Biomedical, LLC
LUROCOAT	Argentina	Registered/Granted	2914927	5/14/2009	2353771	3/18/2010	Pharmaceutical preparations utilizing hyaluronic acid, its salts or derivatives thereof, for use in ophthalmic applications in Int. Class 05	05	Lifecore Biomedical, LLC
LUROCOAT	Argentina	Registered/Granted	2914927	5/14/2009	2353771	3/18/2010	Pharmaceutical preparations utilizing hyaluronic acid, its salts or derivatives thereof, for use in ophthalmic applications in Int. Class 05	05	Lifecore Biomedical, LLC
LUROCOAT	United States Of America	Registered/Granted	74/113,041	11/5/1990	1,668,206	12/17/1991	Pharmaceutical preparations utilizing hyaluronic acid, its salts or derivatives thereof, for use in ophthalmic applications in Int. Class 05	05	Lifecore Biomedical, LLC
ORTHOLURE	China	Registered/Granted	4509834	2/21/2005	4509834	7/14/2008	Pharmaceutical preparations for use in orthopedic applications in Int. Class 05	05	Lifecore Biomedical, LLC
ORTHOLURE	China	Registered/Granted	4907915	9/21/2005	4907915	9/14/2008	Orthopedic articles in Int. Class 10	10	Lifecore Biomedical, LLC
ORTHOLURE (in Chinese Characters)	China	Registered/Granted	4907913	9/21/2005	4907913	9/14/2008	Orthopedic articles in Int. Class 10	10	Lifecore Biomedical, LLC
ORTHOLURE (in Chinese Characters)	China	Registered/Granted	4907914	9/21/2005	4907914	2/14/2009	Pharmaceutical preparations for use in orthopedic applications in Int. Class 05	05	Lifecore Biomedical, LLC
RESTOR	Republic Of Korea	Registered/Granted	14233/2007	3/15/2007	743138	4/8/2008	Intraocular lenses in Int. Class 10	10	Lifecore Biomedical, LLC
REVITALURE	European Community	Registered/Granted	6233316	8/27/2007	6233316	8/7/2008

Sodium hyaluronic solutions for use in the manufacture of cosmetics and personal care products in Int. Class 01;Dermatological pharmaceutical preparations utilizing sodium hyaluronic solutions injected in or under the skin for treating skin hydration, tone, and elasticity in Int. Class 05; Medical devices, namely, self-contained syringes and ampules for dispensing prepackaged hyaluronic solutions injected in or under the skin for treating skin hydration, tone, and elasticity; fluid injection needles for medical use in Int. Class 10

								01; 05; 10	Lifecore Biomedical, LLC

See additional attached TM schedule.

Copyrights

Title	Regn No.	Regn Date	Owner
FRENCH BEANS LABEL	VA 1664798	5/29/08	Apio, Inc.
MASHABLES BUTTERNUT SQUASH	VA 1713914	6/4/08	Apio, Inc
HARICOT VERT FRENCH BEANS LABEL	VA 1655108	5/27/08	Apio, Inc
ZUCCHINI SQUASH PACKAGING	VA 1664797	5/29/08	Apio, Inc

Schedule 3.06 – Disclosed Matters

Company	Matter
Landec Corporation	None.
Apio, Inc.	None.
GreenLine Logistics, Inc.	None.
Lifecore Biomedical, LLC	None.
Lifecore Biomedical, Inc.	None.
Yucatan Foods, L.P.	None.
Toluca Gourmet Inc.	None.
Camden Fruit Corp.	None.

Schedule 3.12 – Material Agreements

Loan Party	Counter Party	Agreement
Lifecore Biomedical, LLC	Heron Therapeutics, Inc.	Contract dated September 2, 2015, as amended
Lifecore Biomedical, LLC	AP Pharma Inc. (now known as Heron Therapeutics, Inc.)	Contract dated November 29, 2011, as amended
Lifecore Biomedical, LLC	Heron Therapeutics, Inc.	Contract dated January 29, 2015, as amended
Lifecore Biomedical, LLC	Heron Therapeutics, Inc.	Contract dated March 29, 2016
Lifecore Biomedical, LLC	Heron Therapeutics, Inc.	Contract dated May 26, 2015
Lifecore Biomedical, LLC	Alcon Pharmaceuticals Ltd.	Contract dated August 1, 2008, as amended
Lifecore Biomedical, LLC	Alcon Pharmaceuticals Ltd.	Contract dated January 1, 2006, as amended
Lifecore Biomedical, LLC	Abbott Medical Optics, Inc.	Contract dated May 20, 2004, as amended
Lifecore Biomedical, LLC	Bausch & Lomb Incorporated	Contract dated January 18, 2010, as amended
Lifecore Biomedical, LLC	Bio-Technology General (Israel) Ltd.	Contract dated January 15, 2015, as amended
Lifecore Biomedical, LLC	Bio-Technology General (Israel) Ltd.	Contract (effective upon FDA approval of product), as amended
Lifecore Biomedical, LLC	Musculoskeletal Transplant Foundation	Contract dated January 1, 2015, as amended
Lifecore Biomedical, LLC	1245, LLP	Lease agreement dated September 3, 2015
Apio, Inc.	Windset Holdings 2010 Ltd.	Share Purchase Agreement, dated February 15, 2011
Apio, Inc.	Newell Capital Corporation and Windset Holdings 2010 Ltd.	Stock Transfer Agreement dated July 15, 2014
Apio, Inc.	Windset Holdings 2010 Ltd.	Senior B Preferred Share Purchase Agreement dated October 29, 2014
Apio, Inc.	Costco Wholesale Corporation	Exclusive Distribution Contract
Apio, Inc.	Wal-Mart Stores, Inc.	Exclusive Distribution Contract
Apio, Inc.	Sam’s Club	Exclusive Distribution Contract
Apio, Inc.	Publix Super Markets, Inc.	Exclusive Distribution Contract
Apio, Inc.	SuperValu, Inc.	Exclusive Distribution Contract
Apio, Inc.	C&S Wholesale Grocers, Inc.	Exclusive Distribution Contract
Apio, Inc.	USA Staffing, Inc.	Contract Labor Agreement
Apio, Inc.	Westrock	Corrugate Supply Agreement
Apio, Inc.	Print Pak	Film Supply Agreement

Schedule 3.14 – Insurance

Insured	Insurer	Description of Insurance Coverage	Coverage Limits	Policy Number	Policy Period
Lifecore Biomedical, LLC	Atlantic Specialty Insurance Co.	Commercial General Liability	$1mm Occurrence $2mm Aggregate	711015091/0003	5/31/18-19
Lifecore Biomedical, LLC	Atlantic Specialty Insurance Co.	Automobile Liability	Combined single limit - $1,000,000	711015091/0003	5/31/18-19
Lifecore Biomedical, LLC	Atlantic Specialty Insurance Co.	Umbrella Liability	$10,000,000 Occ/Agg Excl Products	711015091/0003	5/31/18-19
Lifecore Biomedical, LLC	Atlantic Specialty Insurance Co.	Workers compensation and employers’ liability	MN Statutory Employers Liability $500,000	406043752/0003	5/31/18-19
Lifecore Biomedical, LLC	Atlantic Specialty Insurance Co.	Property	$220,440,000 Bldg, Contents, Business Income	711015091/0003	5/31/18-19
Lifecore Biomedical, LLC	Atlantic Specialty Insurance Co.	Products Liability Claims Made	Limit - $10,000,000 Retro Date – 08/04/1987	750000005/0000	5/31/18-19
Lifecore Biomedical, LLC	Atlantic Specialty Insurance Co.	Foreign Package	Gen’l Liab $1mm/$2mm Auto Liability $1mm Work Comp-USA Residents while traveling Repatriation $1mm Kidnap/Ransom $250,000	711015091/0003	5/31/18-19
Lifecore Biomedical, LLC	Commerce & Industry	Storage Tank Pollution Liability Claims Made	$2,000,000 Each Incident $5,000,000 Aggregate	001926615	11/19/18-19

For Landec Corporation, Apio, Inc., and GreenLine Logistics, Inc., and, as of December 1, 2018, Camden Fruit Corp., Toluca Gourmet Inc, and Yucatan Foods, L.P., see attached insurance summary.

Landec Corporation
ONE PAGE SUMMARY OF INSURANCE

May 31, 2018 to May 31, 2019

(Unless otherwise noted)

let's talk next steps

abd Insurance & Financial Services

COMMERCIAL PACKAGE POLICY NO. 630-5C007535-TIL-18 Travelers Property Casualty Company of America PREMIUM: $418,864	
DOMESTIC GENERAL LIABILITY	
Each Occurrence	$1,000,000
General Aggregate	$2,000,000
Personal Injury and Advertising Liability	$1,000,000
Products and Completed Operations Aggregate	$2,000,000
Damage to Premises Rented to You Limit	$1,000,000
Medical Expense Limit	$5,000
EMPLOYEE BENEFTIS LIABILITY	
Each Wrongful Act	$1,000,000
Aggregate	$2,000,000
Retroactive Date	11/30/2005
COMMERCIAL PROPERTY	
Blanket Building	$48,536,466
Blanket Business Personal Property, Excluding "Stock"	$79,171,000
Personal Property at Undescribed Premises	$250,000
Personal Property in Transit	$250,000
Ordinance or Law Coverage	$1,000,000
Personal Property at Premises Outside of the Coverage Territory	$250,000
Business Income and Extra Expense at Described Premises	$15,299,000
Business Income from Dependent Property	$250,000
Earthquake Sprinkler Leakage at Scheduled Premises (Buildings 001-008, 017-019)	$2,500,000
Broad Form Flood at Scheduled Premises (Buildings 002-005, 007, 008)	$1,000,000
Utility Services: Combined Direct Damage and Time Element	$1,000,000
DEDUCTIBLES	
Property Losses	$25,000
Business Income	48 Hours
Earthquake Sprinkler Leakage at Scheduled Premises (Buildings 001, 002, 004-006, 026, 041) Property Damage	$50,000
Earthquake Sprinkler Leakage at Scheduled Premises (Buildings 001, 002, 004-006, 026, 041), Business Income	48 Hours
Broad Form Flood at Scheduled Premises (Buildings 001, 002, 004-006, 020, 021) Property Damage	$100,000
Broad Form Flood at Scheduled Premises (Buildings 001, 002, 004-006, 020, 021), Business Income	48 Hours
Windstorm or Hail at Premises in State of Florida, Property Damage	5% subject to minimum $100,000
Windstorm or Hail at Premises in State of Florida, Business Income	48 Hours
Utility Services, Time Element	48 Hours
Electronic Data Processing Data and Media	$10,000

DOMESTIC AUTOMOBILE LIABILITY (APIO WEST) POLICY NO. BA-8469L330-18-CAG Travelers Property Casualty Company of America PREMIUM: $25,799	
Combined Auto Liability Single Limit – Any Auto	$1,000,000
Medical Payments – Owned Auto	$5,000
Uninsured and Underinsured Motorist – Owned Auto	$1,000,000
Hired Auto Physical Damage	ACV
DEDUCTIBLES	
Comp & Coll. Deductible (Owned)	$5,000
Comp & Coll. Deductible (Hired Auto)	$5,000

DOMESTIC AUTOMOBILE LIABILITY (GREENLINE) POLICY NO. 840-5C010367-IND-18 The Travelers Indemnity Company PREMIUM: $336,059	
Combined Auto Liability Single Limit – Any Auto	$1,000,000
Medical Payments – Owned Auto	$5,000
Uninsured and Underinsured Motorist – Owned Auto	$1,000,000
Hired Auto Physical Damage	ACV
DEDUCTIBLES	
Comp & Coll. Deductible (Owned)	$5,000
Comp & Coll. Deductible (Hired Auto)	$5,000

UMBRELLA LIABILITY PRIMARY $5M Travelers Property Casualty Co of America, POLICY NO. CUP-7K953610-18-14 $15M xs $5M Ironshore Specialty Insurance Company, POLICY NO. 001677905 $20M xs $20M Travelers Property Casualty Co of America, POLICY NO. ZUP-71M78597-18-NF PREMIUM: $248,220.14 (including Taxes & Fees)	
Total Limit	$40,000,000
Products/Completed Operations Aggregate	$40,000,000
Advertising Injury and Personal Injury Aggregate	$40,000,000
Retention, Each Occurrence	$0

DOMESTIC WORKERS COMPENSATION POLICY NO. TRCJUB-9E101653-17 Travelers Property Casualty Company of America Effective 11/30/2017 – 11/30/2018 PREMIUM: $227,730	
Workers Compensation	Statutory
Deductible	$150,000
Bodily Injury by Accident - Each Accident	$1,000,000
Bodily Injury by Disease - Each Employee	$1,000,000
Bodily Injury by Disease - Policy Limit	$1,000,000

EXECUTIVE RISK PROTECTION POLICY NO. 82214156 Federal Insurance Company PREMIUM: $13,826	
FIDUCIARY LIABILITY	
Each Claim	$2,000,000
Each Policy Year	$2,000,000
RENTENTION	
Clause 1	$10,000
Clause 2 - Voluntary Settlement	$0
Pending & Prior Date - Insuring Clause I & II	11/18/1994
CRIME	
Employee Theft	$2,000,000
Premises	$2,000,000
In Transit	$2,000,000
Forgery	$2,000,000
Computer Fraud	$2,000,000
Funds Transfer Fraud	$2,000,000
Money Orders and Counterfeit Fraud	$2,000,000
Credit Card Fraud	$2,000,000
Client Coverage	$2,000,000
Social Engineering Fraud Coverage	$1,000,000
ERISA	$500,000
Expense Coverage	$25,000
RETENTION	
Each Claim, Except ERISA	$25,000

This summary contains confidential information proprietary to ABD Insurance & Financial Services. Circulation, reproduction or disclosure of this material is prohibited without the written consent of ABD Insurance and Financial Services. This summary is a highlight of the coverages and Limits in force upon the date of publication. It is not meant to be all inclusive. Refer to the actual policy(ies) for all terms, conditions, extensions and exclusions. Changes in coverages or Limits made after the publication date are not included.

Landec Corporation
ONE PAGE SUMMARY OF INSURANCE
May 31, 2018 to May 31, 2019
(Unless otherwise noted)

let's talk next steps
abd Insurance & Financial Services

SPECIAL CRIME POLICY NO. UKA3007101.17 Hiscox Insurance Company, Inc. Effective 5/31/2017 - 5/31/2020 PREMIUM: $7,435	
Ransom	$2,000,000
Transit	$2,000,000
Control Risk Fees and Expenses	Unlimited
Additional Expenses	$2,000,000
Legal Liability	$2,000,000
Personal Accident Per Person	$250,000
Personal Accident Per Insured Event	$1,250,000
Loss of Earnings	$2,000,000
Repatriation Costs	$25,000
Relocation Costs	$25,000
Personal Effects	$5,000
Disappearance Investigation & Expense	$250,000
Threat Response Expense	$250,000
Express Kidnap Limit of Liability	$250,000
Express Kidnap Personal Accident Loss Per Person	$250,000
Express Kidnap Personal Accident Loss Per Event	$1,250,000
Child Abduction	$250,000
Hostage Crisis Limit of Liability	$2,000,000
Hostage Crisis Sublimit for Legal Liability Expense	$1,000,000
Hostage Crisis Fees and Expenses of Control Risks	Unlimited
Hostage Crisis Personal Accident Loss per Person	$250,000
Hostage Crisis Personal Accident Loss Per Event	$1,250,000

CYBER LIABILITY POLICY NO. W1EC84180201 Beazley/Lloyd's of London PREMIUM: $16,180.73 (includes Taxes & Fees)	
Policy Aggregate Limit	$1,000,000
Third Party Coverages:	
Information Security & Privacy Liability	$1,000,000
Website Media Content Liability	$1,000,000
First Party Coverages:	
PCI Fines, Expenses & Costs	$1,000,000
Regulatory Defense & Penalties	$1,000,000
Privacy Breach Response Services Aggregate Limit of Coverage	250,000 Notified Individuals
Computer Expert Services, Legal Services, and Public Relations and Crisis Management Expenses (in addition to Policy Aggregate Limit)	$1,000,000
Electronic Crime	$250,000
Criminal Reward Coverage	$50,000
Telecommunications Fraud	$100,000
Consequential Reputational Loss	$250,000
Fraudulent Instruction	$100,000
Cyber Extortion Loss	$1,000,000
Data Protection Loss	$1,000,000
Business Interruption Loss	$1,000,000
Forensic Expenses	$500,000
Dependent Business Loss	$500,000
DEDUCTIBLES	
Each Claim Except	$25,000
Notification Services, Call Center Services and Breach Resolution and Mitigation Services	100 Notified Individuals
Computer Expert Services, and Public Relations and Crisis Management Expenses	$10,000
Legal Services	$5,000
Business Interruption Waiting Period	10 Hours
Continuity Date	5/31/2015

FOREIGN PACKAGE POLICY NO. ZPP-14T49385 Travelers Property Casualty Insurance Company of America PREMIUM: $3,135	
FOREIGN PROPERTY	
Business Personal Property at Undescribed Locations	$100,000
Sales Representative Property	$250,000
DEDUCTIBLES	
By any other covered loss in any one occurrence	$2,500
FOREIGN LIABILITY	
Each Occurrence Limit	$1,000,000
General Aggregate	$2,000,000
Products/Completed Operations Aggregate	$2,000,000
Personal & Advertising Injury Liability	$1,000,000
Damage to Premises Rented to You Limit	$1,000,000
Medical Expense Limit	$10,000
EMPLOYEE BENEFTIS LIABILITY	
Each Wrongful Act	$1,000,000
Aggregate	$2,000,000
Retroactive Date	11/30/2005
FOREIGN AUTO	
Excess and DIC coverage for Non-Owned and Hired Auto	$1,000,000
Auto Medical Payments	$10,000
Hired Auto Physical Damage Aggregate	$50,000
Hired Auto Physical Damage Per Loss	$50,000
Hired Auto Physical Damage Deductible	$1,000
FOREIGN WC	
Workers' Compensation Benefits	Statutory
Employers Liability (per accident/per employee)	$1,000,000
Bodily Injury by Disease (per employee)	$1,000,000
Employers Liability by Disease (aggregate)	$1,000,000
Transportation Expense Each Person	$1,000,000
Transportation Expense Aggregate	$1,000,000

BOILER & MACHINERY POLICY NO. BME1-2J074841-TIL-18 Travelers Property Casualty Company of America PREMIUM: $20,141	
Total Limit per Breakdown	$100,000,000
Property Damage	Included
Business Income Coverage Extension	$24,108,000
Business Income "Period of Restoration" Extension	30 days
Utility Interruption - Time Element Coverage Extension	$1,000,000
Ordinance or Law Coverage	$1,000,000
Civil Authority Extension	100 Miles / 12 Weeks
Electronic Data or Media Coverage Extension	$1,000,000
Expediting Expense	$1,000,000
Hazardous Substance	$1,000,000
Ordinance or Law Coverage Extension	$1,000,000
Water Damage Limitation	$1,000,000
Refrigerant Contamination Property Damage and Business Interruption-Extra Expense Limit	$25,000
DEDUCTIBLES	
Property Damage	$25,000
Business Income	24 Hours
Spoilage Damage	Not Covered
Utility Interruption Waiting Period	12 Hours
Refrigerant Contamination	10% of loss / $25,000 minimum

This summary contains confidential information proprietary to ABD Insurance & Financial Services. Circulation, reproduction or disclosure of this material is prohibited without the written consent of ABD Insurance and Financial Services. This summary is a highlight of the coverages and Limits in force upon the date of publication. It is not meant to be all inclusive. Refer to the actual policy(ies) for all terms, conditions, extensions and exclusions. Changes in coverages or Limits made after the publication date are not included.

Landec Corporation
ONE PAGE SUMMARY OF INSURANCE

May 31, 2018 to May 31, 2019

(Unless otherwise noted)

let's talk next steps

abd Insurance & Financial Services

INLAND MARINE POLICY NO. QT-660-3H570144-TIL-18 Travelers Property Casualty Company of America PREMIUM: $24,637	
CONTRACTORS EQUIPMENT	
Listed Items - Reporting (Annual Reporting Period)	$4,078,009
Unlisted Items - Reporting (Annual Reporting Period)	$148,425
Maximum Any One Unlisted Item	$25,000
Leased or Rented Any One Item	$25,000
Newly Acquired Contractors Equipment	$250,000
Maximum Amount of Payment	$4,251,434
Earth Movement	$4,251,434
Earth Movement Annual Aggregate	$4,251,434
Flood	$4,251,434
Flood Annual Aggregate	$4,251,434
Windstorm	Included
Ordinance or Law Coverage Extension	$1,000,000
Water Damage Limitation	$1,000,000
Refrigerant Contamination Property Damage and Business Interruption-Extra Expense Limit	$25,000
Business Personal Property in Job Trailers	$10,000
Hauling Property of Others	$100,000
Contract Penalty	$25,000
Employee Tools, Equipment and Clothing: Any One Item	$1,000
Employee Tools, Equipment and Clothing: Any One Employee	$2,500
Employee Tools, Equipment and Clothing: Any One Occurrence	$5,000
CARGO AND LOGISTICS LEGAL LIABILITY	
In Or On A Land Vehicle or Container	$100,000
Any Railroad Car or Any Aircraft	$25,000
At the Facility Located	No Coverage
Ant Other Locations	$25,000
All Covered Property in Any One Occurrence	$200,000
Temperature, Spoilage and Breakdown Coverage, In or On A Covered Conveyance	$100,000
DEDUCTIBLES	
Contractors Equipment Basic	$25,000
Contractors Equipment Flood	$25,000
Contractors Equipment Earth Movement	$25,000
Contractors Equipment Windstorm	$25,000
Cargo	$2,500
Cargo Temperature, Spoilage and Breakdown Coverage, In or On A Covered Conveyance	$5,000

POLLUTION LEGAL LIABILITY POLICY NO. G24551416002 Allied World National Assurance Company Effective: 11/30/2017 - 5/31/2020 PREMIUM: $54,425.62 (includes Taxes & Fees)	
Per Pollution Condition	$3,000,000
Aggregate	$6,000,000
DEDUCTIBLES	
Per Condition	$25,000
Business Income	72 Hours
RETROACTIVE DATES:	
Transportation	5/14/2009
Covered Operations	5/14/2009
Non-Owned Disposal Sites	5/14/2009

STOCK THROUGHPUT POLICY NO. MC-117776 Falvey/Lloyd's of London PREMIUM: $72,869	
Location and Processing Equipment Scheduled Location Blanket incl Spoilage	$12,452,327
Location and Processing Equipment Unscheduled location limit incl Spoilage	$750,000
Transit (Air/Land/Vessel Conveyance)	$1,000,000
While in any One Vessel Leased, Owned, Operated by Assured	$250,000
Exhibition/Trade Fairs	$500,000
Non-Containerized On-Deck Conveyance	$100,000
Extra Expense	$50,000
Expediting Expenses	$50,000
By any one package shipped via Registered Mail	$25,000
Sales samples in care, custody, or control of any one salesperson	$50,000
Messenger	$50,000
Cat Perils (EQ, Flood, Wind) Aggregate (Scheduled Named Locations only)	$2,500,000
Cat Perils (EQ, Flood, Wind) Aggregate (Unnamed Locations)	$2,500,000
War	$1,000,000
DEDUCTIBLES	
Transit (Air/Land/Vessel Conveyance)	$25,000
Inventory	$25,000
Location and Processing Equipment, each claim for loss or damage	$25,000
Cat Perils (Flood & Wind), any one loss occurrence	$50,000
Cat Perils (Earthquake) any one loss occurrence	$100,000

PRODUCT RECALL B0595XN5103017 Underwriters at Lloyd's of London PREMIUM: $139,320 (including Taxes & Fees)	
Policy Aggregate Limit	$5,000,000
Accidental Contamination	$5,000,000
Malicious Contamination	$5,000,000
Product Extortion	$5,000,000
Government Recall	$5,000,000
Adverse Publicity	$5,000,000
Product Recall Liability Damages	$5,000,000
DEDUCTIBLES	
Self-Insured Retention	$500,000

DIRECTORS & OFFICERS LIABILITY PRIMARY $5M Swiss Re/North American Specialty, POLICY NO. DOP 2000377 04 $5M XS $5M XL Specialty Insurance Company, POLICY NO. ELU155705-18 $5M XS $10M Great American Insurance Company, POLICY NO. DFX1490803 $5M XS $15M Side A DIC Chubb/Westchester Fire Insurance Company, POLICY NO. G28124569 003 PREMIUM: $111,941	
Total Coverage Limit	$20,000,000
Continuity Date:	4/14/1996
RETENTIONS	
Securities Related	$500,000
Non-Securities Related	$250,000
Mergers & Acquisitions Related	$1,000,000

This summary contains confidential information proprietary to ABD Insurance & Financial Services. Circulation, reproduction or disclosure of this material is prohibited without the written consent of ABD Insurance and Financial Services. This summary is a highlight of the coverages and Limits in force upon the date of publication. It is not meant to be all inclusive. Refer to the actual policy(ies) for all terms, conditions, extensions and exclusions. Changes in coverages or Limits made after the publication date are not included.

Landec Corporation
ONE PAGE SUMMARY OF INSURANCE
May 31, 2018 to May 31, 2019
(Unless otherwise noted)

EMPLOYMENT PRACTICES LIABILITY POLICY NO. ML 7600155-05 Argonaut Insurance Company Effective 5/31/2018 - 5/31/2019 PREMIUM: $61,675	
Claims Made	
Limit per claim/aggregate	$2,000,000
Retention	$150,000
Continuity Date: $1M at 09/21/2000 $1M excess of $1M at 11/30/2007	

ABD SERVICE TEAM	
Jeff Dodds, SVP & Founding Principal	415-840-5009
jeff.dodds@theabdteam.com	
Timothy Guzman, VP & Account Executive	415-483-7763
timothy.guzman@theabdteam.com	
John Haskell, Executive VP & ERS Practice Leader	415-968-5848
john.haskell@theabdteam.com	
Steven Ichihara, Account Executive, ERS	415-906-2383
steven.ichihara@theabdteam.com	
Celine Deppiesse, Account Coordinator	415-483-7752
celine.deppiesse@theabdteam.com	
Sally Bracho, Contract and Claims Specialist	415-713-4708
sally.bracho@theabdteam.com	
Diana Blake, Workers Compensation Claims Consultant	650-212-5090
diana.blake@theabdteam.com	
Tracy Tenorio, SVP and Practice Leader	415-987-0488
tracy.tenorio@theabdteam.com	

This summary contains confidential information proprietary to ABD Insurance & Financial Services. Circulation, reproduction or disclosure of this material is prohibited without the written consent of ABD Insurance and Financial Services. This summary is a highlight of the coverages and Limits in force upon the date of publication. It is not meant to be all inclusive. Refer to the actual policy(ies) for all terms, conditions, extensions and exclusions. Changes in coverages or Limits made after the publication date are not included.

Schedule 3.15 – Capitalization and Subsidiaries

Entity	Type of Entity	Authorized Equity	Current Capitalization
Landec Corporation	Corporation	2,000,000 shares of Preferred Stock 50,000,000 shares of Common Stock	Public corporation.
Lifecore Biomedical, Inc.	Corporation	1,000,000 shares of Preferred Stock 5,000,000 shares of Common Stock	2,352,941 shares of common stock held by Landec Corporation
Lifecore Biomedical, LLC	Limited Liability Company	Membership interests	14,117,697 common units held by Lifecore Biomedical, Inc.
Apio, Inc.	Corporation	100 shares of Common Stock	100 shares of common stock held by Landec Corporation (Certificate CS-27)
GreenLine Logistics, Inc.	Corporation	850 shares of stock	100 shares of Common Stock held by GreenLine Foods, Inc. (since merged into Apio, Inc.) (Certificate 2)
Yucatan Foods, L.P.	Limited Partnership	GP Interests and LP Interests	One GP Interest and One LP Interest to be held by Camden Fruit Corp. as of December 1, 2018. On LP Interest to be held by Apio, Inc. as of December 1, 2018.
Toluca Gourmet Inc.	Corporation	1,000 shares of Common Stock	300 shares of Common Stock to be held by Yucatan Foods, L.P. as of December 1, 2018 (Certificate 5)
Camden Fruit Corp.	Corporation	15,000 shares of Common Stock	11,441.5 shares of Common Stock to be held by Apio, Inc. as of December 1, 2018 (To be Certificate 60) (
Procesadora Tanok, S. de R. L. de C. V.	Limited Liability Company (Mexican Equivalent)	LLC membership interests

One membership interest (Series B) with a face value of $30.00 MXN  to be held by Apio, Inc. as of December 1, 2018 (1% of the Company); two membership interests (one Series B one Series B-1) with a combined face value of $25,485,219.00 MXN to be hold by Yucatan Foods, L.P. as of December 1, 2018 (99% of the entity)

Tanokatan, S. de R. L. de C. V.	Limited Liability Company (Mexican Equivalent)	LLC membership interests

One membership interest with a face value of $50.00 MXN to be held by Apio, Inc. as of December 1, 2018 (1% of the entity); one membership interest with a face value of $4,950.00 MXN to be held by Yucatan Foods, L.P. as of December 1, 2018 (99% of the entity)

Schedule 3.17 – Employment Matters

None.

Schedule 6.01 – Existing Indebtedness

Company	Description of Indebtedness
Lifecore Biomedical, LLC

Variable Rate Demand Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 2004 (the “Bonds”), issued pursuant to that certain Indenture of Trust dated August 1, 2004 (the “Indenture”) by and between The City of Chaska, Minnesota and Wells Fargo Bank, National Association, as trustee.*

Lifecore Biomedical, Inc.
Lifecore Biomedical, LLC	Credit Agreement and Reimbursement Agreement by and between Lifecore Biomedical, LLC and BMO Harris Bank N.A. dated May 23, 2012*

*Both debt instruments to be repaid on or prior to October 3, 2016

Debt to be paid off at closing:

1	Loan agreements by and between Landec Corporation, Apio, Inc. and General Electric Capital Corporation dated April 23, 2012

2	Second Amendment to Credit Agreement dated July 17, 2014 among Apio, Inc., Cal-Ex Trading Company, GreenLine Logistics, Inc. and General Electric Capital Corporation

3	First Amendment to Loan Agreement dated as of August 28, 2014 among Apio, Inc., Apio Cooling LP and General Electric Capital Corporation

4	Promissory Note dated as of August 28, 2014 by Apio, Inc., payable to GE Capital Commercial, Inc.

5	Third Amendment to Credit Agreement dated as of August 28, 2014 among Apio, Inc., Cal-Ex Trading Company, GreenLine Logistics, Inc. and General Electric Capital Corporation

6	Second Amendment to Loan Agreement dated as of November 24, 2014 among Apio, Inc., Apio Cooling LP and General Electric Capital Corporation

7	Promissory Note dated as of November 24, 2014 by Apio, Inc., payable to GE Capital Commercial, Inc.

8	Proposal Letter dated April 2, 2015 between Banc of America Leasing & Capital, LLC, Apio, Inc. and Landec Corporation

9	Master Loan and Security Agreement dated as of May 7, 2015 between Apio, Inc. and Banc of America Leasing & Capital, LLC

10	Form of Equipment Security Note between Apio, Inc. and Banc of America Leasing & Capital, LLC

11	Guaranty dated as of May 7, 2015 between Landec Corporation and Banc of America Leasing & Capital, LLC,

12	Commitment Letter dated May 15, 2015 between General Electric Capital Corporation and Apio, Inc.

13	Equipment Security Note dated May 29, 2015 by Apio, Inc., payable to Banc of America Leasing & Capital, LLC

14	Fourth Amendment to Credit Agreement dated as of May 27, 2015 among Apio, Inc., Cal-Ex Trading Company, GreenLine Logistics, Inc. and General Electric Capital Corporation

15	Loan Agreement dated February 26, 2016 between Landec Corporation, Apio, Inc., Apio Cooling LP and CF Equipment Loans LLC (successor-in-interest to General Electric Capital Corporation)

16	Promissory Note dated February 26, 2016 issued by Apio to CF Equipment Loans, LLC

17	Promissory Note dated February 26, 2016 issued by Apio to CF Equipment Loans, LLC

18	Guaranty dated February 26, 2016 between Landec Corporation and CF Equipment Loans, LLC

Schedule 6.02 – Existing Liens

None.

Schedule 6.04 – Existing Investments

None.

Schedule 6.10 – Existing Restrictions

None.

EXHIBIT G

SCHEDULES TO SECURITY AGREEMENT

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.8 and 3.9 of Security Agreement)

INFORMATION AND COLLATERAL LOCATIONS OF BORROWER

I. Grantor	II. State of Incorporation or Organization	III. Type of Entity	IV. Organizational Number	V. Federal Identification Number	Principal Location
LANDEC CORPORATION	DELAWARE	CORPORATION	4356515	94-3025618	5201 Great America Parkway Suite 232, Santa Clara, CA 95054
LIFECORE BIOMEDICAL, INC.	DELAWARE	CORPORATION	4517189	74-3254579	3515 Lyman Boulevard, Chaska, MN 55318
LIFECORE BIOMEDICAL, LLC	MINNESOTA	LIMITED LIABILITY COMPANY	2701712	74-3254579	3515 Lyman Boulevard, Chaska, MN 55318
APIO, INC.	DELAWARE	CORPORATION	2863977	77-0528042	4575 W. Main Street, Guadalupe, CA 93434
GREENLINE LOGISTICS, INC.	OHIO	CORPORATION	1094684	34-1897402	4575 W. Main Street, Guadalupe, CA 93434
YUCATAN FOODS, L.P.	DELAWARE	LIMITED PARTNERSHIP	3784394	95-4563002	9841 Airport Blvd #1578, Los Angeles, CA 90045
CAMDEN FRUIT CORP.	CALIFORNIA	CORPORATION	C1572479	95-4316276	9841 Airport Blvd #1578, Los Angeles, CA 90045
TOLUCA GOURMET INC.	CALIFORNIA	CORPORATION	C2542374	33-1064121	9841 Airport Blvd #1578, Los Angeles, CA 90045
LANDEC CORPORATION	DELAWARE	CORPORATION	4356515	94-3025618	5201 Great America Parkway Suite 232, Santa Clara, CA 95054

VII.     Locations of Collateral:

Grantor	Address	Owned, Leased or Operated by Third Party	Name and Address of Owner (if leased) or Third-Party Operator (if operated by a third party)
Landec Corporation	1099 E Street, San Rafael, CA 94901	Owned	N/A
Landec Corporation	5201 Great America Parkway Suite 232, Santa Clara, CA 95054	Leased	Hudson Techmart Commerce Center, LLC Mailing address: Hudson Techmart Commerce Center, LLC c/o Hudson Pacific Properties, 2055 Gateway Place, Suite 200, San Jose, CA 95110 Attn: Building manager
Landec Corporation	1997 S. McDowell Boulevard, Suites A, C & D, Petaluma CA 94954	Leased	Dianne Lynn Anderson Schott 2017 Trust c/o KNM Properties, Inc. P.O Box 223, Napa, CA 94559
Landec Corporation	1975 E Locust Street, Suite B, Ontario, CA 91761	Leased	Goodyear Investment Company, LLC c/o Mouseworks 999 Corporate Drive, Suite 100, Ladera Ranch, CA 92694
Landec Corporation	450 Charcot Avenue San Jose, CA 95131	Operated by Third Party	Corodata Records Management, Inc. 450 Charcot Avenue San Jose, CA 95131
Lifecore Biomedical, Inc.	3515 Lyman Boulevard Chaska, MN 55318	Owned	N/A

Grantor	Address	Owned, Leased or Operated by Third Party	Name and Address of Owner (if leased) or Third-Party Operator (if operated by a third party)
Lifecore Biomedical, LLC	3515 Lyman Boulevard Chaska, MN 55318	Owned	N/A
Lifecore Biomedical, LLC	1245 Lakeview Drive Chaska, MN 55318	Leased	1245 LLP 8821 Sunset Trail Chanhassen, MN 55317
Lifecore Biomedical, LLC	9450 West Bloomington Freeway Bloomington, MN 55431	Operated by Third Party	Iron Mountain 9450 West Bloomington Freeway Bloomington, MN 55431
Lifecore Biomedical, LLC	13700 Water Tower Circle Plymouth, MN 55441	Operated by Third Party	Advanced Records Management (ARM) 13700 Water Tower Circle Plymouth, MN 55441
Apio, Inc.	4575 W. Main Street, Guadalupe, CA 93434	Owned	N/A
Apio, Inc.	4595 W. Main Street, Guadalupe, CA 93434	Owned	N/A
Apio, Inc.	690 Innovation Drive, Bowling Green, OH 43402	Owned	N/A
Apio, Inc.	2811-2815 Airpark Drive, Santa Maria, CA 93455	Leased	NKT Development, LLC 684 Higuera St. Suite B, San Luis Obispo, CA 93401
Apio, Inc.	Corner of 4th Street and Obispo Street, Guadalupe, CA 93434	Leased	Lupe’s Company P.O. Box 668 Guadalupe, CA 93434
Apio, Inc.	12700 S Dixie Highway, Bowling Green, OH 43402	Owned	N/A
GreenLine Logistics, Inc.	11 Stone Castle Rd., Rock Tavern, NY 12575	Leased	Leroy Holding Company, Inc. 26 Main Street Rock Tavern, NY 12204
Apio, Inc.	26 Industrial Drive Hanover, PA 17331	Owned	N/A

Grantor	Address	Owned, Leased or Operated by Third Party	Name and Address of Owner (if leased) or Third-Party Operator (if operated by a third party)
Apio, Inc.	9095 17th Place Vero Beach, FL 32966	Leased	GreenLine Florida Properties, LLC. 519 W. Wooster Street Bowling Green, OH 43402
GreenLine Logistics, Inc.	205 Bryant Blvd Rock Hill, SC 29732	Owned	N/A
Apio, Inc.	P-501 Road 2 McClure, OH 43534	Leased	GreenLine Farms, LLC. 519 W. Wooster Street Bowling Green, OH 43402
Apio, Inc.	4721 W. Main Street, Guadalupe, CA 93434	Leased	Lupe’s Company P.O. Box 668 Guadalupe, CA 93434
Apio, Inc.	4719 W. Main Street, Guadalupe, CA 93434	Leased	Lupe’s Company P.O. Box 668 Guadalupe, CA 93434
Apio, Inc.	P.O. Box 1469, Easley, SC 29641	Operated by Third Party	Ortec, Inc., P.O. Box 1469 Easley, SC 29641
Apio, Inc.	576 College Commerce Way, Upland, CA 91786	Operated by Third Party	CCL Label 576 College Commerce Way Upland, CA 91786
Apio, Inc.	381 Geneva Ave., Tallmadge, OH 44278	Operated by Third Party	Derma-Med Coating Co LLC. 381 Geneva Ave. Tallmadge, OH 44278
Apio, Inc.	210 Kansas City Avenue, Shreveport, LA 71107	Operated by Third Party	Printpack, Inc. 210 Kansas City Avenue Shreveport, LA 71107
Apio, Inc.	Caretera Panamericana Km. 291-1 Colonia La Fortaleza C.P. 38300 Cortazar, Guanajuato; México	Operated by Third Party	Empacadora GAB Caretera Panamericana Km. 291-1 Colonia La Fortaleza C.P. 38300 Cortazar, Guanajuato; México
Apio, Inc.	140 Hind Lane San Luis Obispo, CA 93401	Operated by Third Party	DocuTeam 140 Hind Lane San Luis Obispo, CA 93401
Yucatan Foods, L.P., TOLUCA GOURMET INC. and Camden Fruit Corp.	9841 Airport Blvd, Suite #1520, 1578, and 1580, Los Angeles, CA 90045	Leased	Airport Holdings, LP 3470 Wilshire Blvd. Los Anglees, CA 90010

EXHIBIT B

(See Section 3.5 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number
Landec Corporation	JPMC (The following two accounts to be closed within 90 days) Bank of San Francisco Bank of America	907690916 907693126 907692128 276702252 276702567 704013005 3250-8934-6907
Apio, Inc.	JPMC	100079828 100079836 100079893 4000012934 100079844
Apio Cooling A California Limited Partnership	JPMC	100079901
GreenLine Logistics, Inc.	JPMC	100079927
Cal-Ex Trading Company (Cal-Ex account is to be closed within 90 days)	JPMC	100079919 100079877
Lifecore Biomedical, LLC.	BMO Harris Bank	317-566-8 317-489-3 317-567-6 317-459-6
Yucatan	(The following three accounts to be closed within 120 days) California Bank & Trust	3290088271 3290001412 3290088431

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER-OF-CREDIT RIGHTS

None.

CHATTEL PAPER

None.

EXHIBIT D

(See Section 3.10 and 3.11 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS

PATENTS

Name of Grantor	Patent Description	Patent Number	Issue Date
Apio, Inc.	Party Tray	7,083,818	8/1/06
Landec Corporation	Gas Perm Memb	7,169,451	1/30/07
Apio, Inc.	Gas Perm Memb	7,329,452	2/12/08
Apio, Inc.	Pkg Resp Bio.	7,601,374	10/13/09
Landec Corporation	Pkg resp Biol	8,092,848	1/10/12
Apio, Inc.	Pkg Bananas	8,110,232	2/7/12
Apio, Inc.	Pkg Resp Bio materials	8,828,463	9/9/14
Apio, Inc.	Comb Atmos Cont Members	9,034,405	5/19/15
Apio, Inc.	Packaging	9,034,408	5/19/15
Apio, Inc.	Atmos Control Biol mat	9,185,920	11/17/15
Landec Corporation	Select. Treat. Seeds	7,182,951	2/27/07
Landec Corporation	Encap active ag	6,224,793	5/1/01
Landec Corporation	Poly Mod. Ag.	6,255,367	7/3/01
Landec Corporation	Poly Mod. Ag.	6,831,116	12/14/04
Landec Corporation	Poly Thicken.	6,989,417	1/24/06
Landec Corporation	Aq. Emulsions	7,175,832	2/13/07
Landec Corporation	Poly Thicken	7,449,511	11/11/08
Landec Corporation	Del of Bioactive	8,114,883	2/14/12
Landec Corporation	Method of Form Cont rel Pharm	8,399,007	3/19/13
Landec Corporation	Systems & methods for del of mat’ls	8,524,259	9/3/13
Landec Corporation	Systems &methods for del of mat’ls	8,529,922	9/10/13
Landec Corporation	Del of Drugs	8,956,602	2/17/15
Landec Corporation	Article w/shape	7,291,389	11/06/07
Landec Corporation	Thermo Indicate	8,911,861	12/16/14
Landec Corporation	Polymeric Thickeners For Oil-Continig Compositions	7,101,928	09/05/06

PATENT APPLICATIONS

Name of Grantor	Patent Application	Application Filing Date	Application Serial Number
Landec Corporation	Thermochromic Indicators	04/13/2016	U.S. Application No. 15/097,987
Landec Corporation	Thermochromic Indicators	12/15/2014	U.S. Application No. 14/571,256
Apio, Inc.	Atmosphere Control Around Respiring Biological Materials	11/16/2015	U.S. Patent Application No. 14/943,022
Apio, Inc.	Packaging and Methods of Use For Respiring Biological Materials	09/08/2014	U.S. Patent Application No. 14/480,625

TRADEMARKS

Name of Grantor	Trademark	Registration Date	Registration Number	Jurisdiction
Lifecore Biomedical, LLC	CORGEL	10/5/2010	3,856,330	United States Of America
Lifecore Biomedical, LLC	LIFECORE	1/26/1996	TMA453046	Canada
Lifecore Biomedical, LLC	LIFECORE	10/14/1994	94517173	France
Lifecore Biomedical, LLC	LIFECORE	10/7/1996	1605178	Italy
Lifecore Biomedical, LLC	LIFECORE	4/12/2005	2,939,113	United States Of America
Lifecore Biomedical, LLC	LIFECORE	5/17/1988	1,488,016	United States Of America
Lifecore Biomedical, LLC	LUROCOAT	3/18/2010	2353771	Argentina
Lifecore Biomedical, LLC	LUROCOAT	3/18/2010	2353771	Argentina
Lifecore Biomedical, LLC	LUROCOAT	12/17/1991	1,668,206	United States Of America
Lifecore Biomedical, LLC	LIFECORE	7/31/2018	5,528,166	United States Of America

Name of Grantor	Trademark	Registration Date	Registration Number	Jurisdiction
Lifecore Biomedical, LLC	LIFECORE BIOMEDICAL	7/31/2018	5,528,165	United States Of America
Yucatan Foods, L.P.	CABO FRESH	September 30, 2014	4,612,370	United States Of America
Yucatan Foods, L.P.	YUCATAN	September 9, 2014	4,599,822	United States Of America
Yucatan Foods, L.P.	YUCATAN GUACAMOLE (Stylized)	September 9, 2014	4,599,828	United States Of America
Yucatan Foods, L.P.	YUCATAN GUACAMOLE (Stylized)	July 26, 2013	1171748	International
Yucatan Foods, L.P.	YUCATAN GUACAMOLE (Stylized)	July 26, 2013	1171748	European Union
Yucatan Foods, L.P.	YUCATAN GUACAMOLE (Stylized)	July 26, 2013	1171748	China

Name of Grantor	Trademark	Registration Date	Registration Number	Jurisdiction
Yucatan Foods, L.P.		2018-04-25	TMA995,245	Canada
Yucatan Foods, L.P.		2016-01-08	TMA925,344	Canada
Yucatan Foods, L.P.		2014-11-12	1494897	Mexico
Yucatan Foods, L.P.	YUCATAN GUACAMOLE (Stylized)	2013-07-26	1171748	Korea, Republic of (KR)
TOLUCA GOURTMET, INC.		2008-10-28	3,523,730	United States of America

TRADEMARK APPLICATIONS

Name of Grantor	Trademark Application	Application Filing Date	Application Serial Number
Lifecore Biomedical, LLC	Design (Logo)	8/29/2017	87/587,728
Yucatan Foods, L.P.	CABO FRESCO Allowed Statement of Use due November 22, 2018	2017-08-18	87/575,612
Yucatan Foods, L.P.	CABO FRESCO (pending in Canada)	2018-02-16	1883730

COPYRIGHTS

Name of Grantor	Copyright	Registration Date	Registration Number
Apio, Inc.	FRENCH BEANS LABEL	5/29/08	VA 1664798
Apio, Inc	MASHABLES BUTTERNUT SQUASH	6/4/08	VA 1713914
Apio, Inc	HARICOT VERT FRENCH BEANS LABEL	5/27/08	VA 1655108
Apio, Inc	ZUCCHINI SQUASH PACKAGING	5/29/08	VA 1664797
Apio, Inc.	FRENCH BEANS LABEL	5/29/08	VA 1664798

COPYRIGHT APPLICATIONS

None.

INTELLECTUAL PROPERTY LICENSES

None.

EXHIBIT E

(See Section 3.11 of Security Agreement)

TITLE DOCUMENTS

I. Vehicles subject to certificates of title:

None.

II. Aircraft/engines/parts, ships, railcars and other vehicles governed by federal statute:

None.

EXHIBIT F

(See Section 3.11 of Security Agreement)

FIXTURES

I. Legal description, county and street address of property on which Fixtures are located (by Grantor):

None.

II. Name and Address of Record Owner:

EXHIBIT G

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral”)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares
Landec Corporation	Apio, Inc.	CS-27	100	Common Stock	100%
Landec Corporation	Lifecore Biomedical, Inc.	1	2,352,941	Common Stock	100%
Apio, Inc.	Cal Ex Trading Company	CS-2	2,000	Common Stock	100%
Apio, Inc.	GreenLine Logistics, Inc.	2	850	Common Stock	100%
Apio, Inc.	Camden Fruit Corp.	60	11,441.5	Common Stock	100%
Yucatan Foods, L.P.	TOLUCA GOURMET INC.	5	300	Common Stock	100%

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity
None

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity
None

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest
Lifecore Biomedical, Inc.	Lifecore Biomedical, LLC	14,117,697 common units	100%
Apio, Inc.	Yucatan Foods, L.P.	LP Interest*	See * Note Below
Camden Fruit Corp.	Yucatan Foods, L.P.	LP Interest*	See * Note Below
Camden Fruit Corp.	Yucatan Foods, L.P.	GP Interest*	See * Note Below
Apio, Inc.	Procesadora Tanok, S. dr R. L. de C. V.	One membership interest (Series B) with a face value of $30.00 MXN	1%**
Apio, Inc.	Tanokatan, S. de R. L. de C. V.	One membership interest with a face value of $50.00 MXN	1%**
Yucatan Foods, L.P.	Procesadora Tanok, S. dr R. L. de C. V.	Two membership interests (one Series B one Series B-1)with a combined face value of $25,485,219.00 MXN	99%**
Yucatan Foods, L.P.	Tanokatan, S. de R. L. de C. V.	One membership interest with a face value of $4,950.00 MXN	99%**

* Apio, Inc’s LP Interest and Camden Fruit Corp.’s LP Interest and GP Interest, shall, in the aggregate, equal 100% of the Equity Interests of Yucatan Foods, L.P.

** Pursuant to Section 5.14(b) of the Credit Agreement, notwithstanding anything else in the Security Agreement, no more than 65% of the voting equity interests (in the aggregate) of each of Procesadora Tanok, S. dr R. L. de C. V. and Tanokatan, S. de R. L. de C. V. shall be pledge by the Grantors hereunder.

EXHIBIT H

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Grantor	Office
LANDEC CORPORATION	DELAWARE
LIFECORE BIOMEDICAL, INC.	DELAWARE
LIFECORE BIOMEDICAL, LLC	MINNESOTA
APIO, INC.	DELAWARE
GREENLINE LOGISTICS, INC.	OHIO
YUCATAN FOODS, L.P.	DELAWARE
TOLUCA GOURMET INC.	CALIFORNIA
CAMDEN FRUIT CORP.	CALIFORNIA

EXHIBIT I

(See Definition of “Commercial Tort Claim”)

COMMERCIAL TORT CLAIMS

None.

EXHIBIT J

(See Section 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated ________________, ___ is delivered pursuant to Section 4.8 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated September 23, 2016, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

Schedule I to Amendment to Security Agreement

COMMERCIAL TORT CLAIMS

{NOTE: SPECIFICALLY DESCRIBE THE CLAIM (I.E. PARTIES, DESCRIPTION OF THE DISPUTE, CASE NUMBER – IF AVAILABLE) - SEE OFFICIAL COMMENT 5 TO SECTION 9-108 OF THE UCC}.

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

ANNEX I TO PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of September [__], 2016, by and among Landec Corporation, a Delaware corporation (the “Borrower”), the Loan Guarantors party thereto (“Loan Guarantors”), and certain other entities which become parties to the Security Agreement from time to time, including, without limitation, those that become party thereto by executing a Security Agreement Supplement in substantially the form hereof (such parties, including the undersigned, together with the Borrower and the Loan Guarantors, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement. Each capitalized terms used herein and not defined herein shall have the meanings given to it in the Security Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [__________________________] [corporation] [partnership] [limited liability company] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by such Security Agreement as if originally a party thereto. The New Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations.

By its execution below, the New Grantor represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Security Agreement. The New Grantor shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, including, without limitation, delivering all certificated Pledged Collateral to the Administrative Agent (and other Collateral required to be delivered under the Security Agreement), and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated Pledged Collateral.

IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [__________________] [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Security Agreement as of this ___________ day of ____________, ____.

[NAME OF NEW GRANTOR]

By:
Name:
Title: